Exhibit 10.10

128 SIDNEY STREET

CAMBRIDGE, MASSACHUSETTS

LEASE SUMMARY SHEET

Execution Date:	May 20, 2008

Tenant:	Acceleron Pharma Inc., a Delaware corporation

Tenant’s Mailing Address
Prior to Occupancy:	Acceleron Pharma Inc.
128 Sidney Street
Cambridge, MA 02139-4239

Landlord:	Massachusetts Institute of Technology, a Massachusetts charitable corporation

Building:

128 Sidney Street, Cambridge, Massachusetts. The Building consists of approximately 37,700 rentable square feet. The land on which the Building is located (the “Land” and together with the Building, the “Property”) is more particularly described in Exhibit 2 attached hereto and made a part hereof.

Premises:	The entire Building, as more particularly shown as hatched, highlighted or outlined on the plan attached hereto as Exhibit 1 and made a part hereof (the “Lease Plan”).

Term Commencement Date:	The date on which Landlord delivers the Premises to Tenant in compliance with Section 3.1.

Rent Commencement Date:

The earlier to occur of (a) one hundred twenty (120) days after the Term Commencement Date (i) extended by the days of delay in the substantial completion of Tenant’s Work caused by events of Force Majeure, if any, up to a maximum of sixty (60) days, and (ii) subject to Section 3.4(a) below, and (b) the date on which Tenant commences operation of its business from the Premises, subject to Section 5.1(b) hereof. For purposes hereof, the “Full Rent Commencement Date” shall mean the date on which the payment of Base Rent commences with respect to the entire Premises.

Expiration Date:

The last day of the month in which the tenth (10th) anniversary of the Full Rent Commencement Date occurs; provided, however, that if the Full Rent Commencement Date occurs on the first of a calendar month, then the Expiration Date shall be the day immediately preceding the tenth (10th) anniversary of the Full Rent Commencement Date.

Extension Term(s):	Subject to Section 1.2 below, one (1) extension term of five (5) years

Landlord’s Contribution:	Subject to Section 3.5 below, Thirty Dollars ($30.00) per rentable square foot of the Premises. See also HVAC Contribution in Section 3.6 below.

Permitted Uses:

Subject to Legal Requirements, general office, research, development laboratory use, vivarium (not to exceed 3,000 rentable square feet) and other ancillary uses related to the foregoing. In addition, subject to Legal Requirements, clinical manufacturing, biological manufacturing of protein therapeutics and warehouse uses with respect to the Manufacturing Space (hereinafter defined).

1

Base Rent:	RENT YEAR(1)	ANNUAL BASE RENT	MONTHLY PAYMENT	PSF
	1 - 3	$1,809,600.00	$150,800.00	$48.00
	4 - 7	$1,922,700.00	$160,225.00	$51.00
	8 - 10	$2,035,800.00	$169,650.00	$54.00

Operating Costs and Taxes:	See Sections 5.2 and 5.3

Tenant’s Building Percentage Share:	100%

Tenant’s Property Percentage Share:

(a) with respect to the portion of the Land underlying the Building, 100%, plus (b) with respect to the portion of the Land underlying the parking areas, a fraction, the numerator of which is the number of parking spaces allocated to Tenant hereunder, and the denominator of which is the total number of parking spaces located in the parking areas.

Security Deposit/ Letter of Credit:	$603,200.00, subject to Section 7.7 below.

EXHIBIT 1	LEASE PLAN
EXHIBIT 1A	RECONFIGURATION PLAN
EXHIBIT 2	LEGAL DESCRIPTION
EXHIBIT 3	LANDLORD’S WORK
EXHIBIT 4	FORM OF LANDLORD’S WAIVER
EXHIBIT 5	RULES AND REGULATIONS
EXHIBIT 6	TENANT’S HAZARDOUS MATERIALS
EXHIBIT 6A	LIST OF ENVIRONMENTAL REPORTS
EXHIBIT 7	FORM OF LETTER OF CREDIT

(1) For the purposes of this Lease, the first “Rent Year” shall be defined as the period commencing as of the Full Rent Commencement Date and ending on the last day of the month in which the first (1st) anniversary of the Full Rent Commencement Date occurs; provided, however, that if the Full Rent Commencement Date is the first day of a calendar month, then the first Rent Year shall be defined as the twelve-(12)-month period commencing as of the Full Rent Commencement Date and ending on the day immediately preceding the first (1st) anniversary of the Full Rent Commencement Date.  Thereafter, “Rent Year” shall be defined as any twelve (12) month period during the term of this Lease commencing on of the first (1st) day of the month following the month in which any anniversary of the Full Rent Commencement Date occurs.

2

THIS INDENTURE OF LEASE (this “Lease”) is hereby made and entered into on the Execution Date by and between Landlord and Tenant.

Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease Summary Sheet which is attached hereto and incorporated herein by reference.

1.                                      LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS

1.1                               Lease Grant.                       Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises upon and subject to terms and conditions of this Lease, for a term of years commencing on the Term Commencement Date and, unless earlier terminated or extended pursuant to the terms hereof, ending on the Expiration Date (the “Initial Term”; the Initial Term and any duly exercised Extension Terms are hereinafter collectively referred to as the “Term”).  Landlord agrees to use commercially reasonable efforts to cause, on or before June 1, 2008, (a) the current tenant of the Building to surrender the same to Landlord, and (b) Landlord’s Work to be substantially complete.

1.2                               Extension Terms.

(a)                                 Provided (i) Tenant is not subleasing more than forty percent (40%) of the Premises, and (ii) there is no Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default (1) as of the date of the Extension Notice (hereinafter defined), and (2) at the commencement of the applicable Extension Term (hereinafter defined) (it being understood and agreed that if Tenant cures all defaults prior to the expiration of applicable grace period(s), Tenant shall be entitled to deliver an Extension Notice in accordance with this Section 1.2 within five (5) business days after effectuating such cure), Tenant shall have the option to extend the Term for one (1) additional term of five (5) years (the “Extension Term”), commencing as of the expiration of the Initial Term.  Tenant must exercise such option to extend by giving Landlord written notice (the “Extension Notice”) on or before the date that is nine (9) months prior to the expiration of the then-current term of this Lease, time being of the essence.  Upon the timely giving of such notice, the Term shall, subject to the conditions of this Section 1.2(a), be deemed automatically extended upon all of the terms and conditions of this Lease, except that Base Rent during the Extension Term (the “Extension Term Base Rent”) shall be calculated in accordance with this Section 1.2, Landlord shall have no obligation to construct or renovate the Premises in connection with the Extension Term and Tenant shall have no further right to extend the Term.  If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the Term.  Notwithstanding the fact that Tenant’s proper and timely exercise of such option to extend the Term shall be self-executing, the parties shall, promptly after the Extension Term Base Rent has been determined, execute a lease amendment reflecting such Extension Term and Extension Term Base Rent, but (I) such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 1.2, and (II) their failure to execute such lease amendment shall not affect any otherwise valid Extension Notice.

(b)                                 The Extension Term Base Rent shall be determined in accordance with the process described hereafter.  Extension Term Base Rent shall be the greater of (i) Base Rent for the last Rent Year of the prior term, or (ii) the fair market rental value of the Premises then demised to Tenant as of the commencement of the Extension Term as determined in accordance with the process described below.  “Fair market rental value” shall mean the Base Rent that would be payable for the Premises in the condition in which they are required to be maintained hereunder, on an arm’s length basis between unrelated third parties upon and subject to the other terms and provisions of this Lease (including the fact that Taxes and Operating Costs are paid separately by Tenant hereunder), taking into account all relevant factors, including without limitation, that no leasehold improvements work or allowance is to be provided by Landlord (unless Landlord, in its sole discretion, elects to offer the same at Tenant’s request), whether or not a brokerage commission is payable by Landlord in respect of the Extension Term, and the rents then being agreed to for leases of similar space in the East Cambridge area (including without limitation

Cambridgeport) of equivalent quality, size, utility and location, the length of the Extension Term and the credit standing of Tenant.  Within thirty (30) days after receipt of the Extension Notice, Landlord shall deliver to Tenant written notice of its determination of the Extension Term Base Rent for the Extension Term.  Tenant shall, within thirty (30) days after receipt of such notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Extension Term Base Rent (“Tenant’s Response Notice”).  If Tenant fails timely to deliver Tenant’s Response Notice, Landlord’s determination of the Extension Term Base Rent shall be binding on Tenant.

(c)                                  If and only if Tenant’s Response Notice is timely delivered to Landlord and indicates both that Tenant rejects Landlord’s determination of the Extension Term Base Rent and desires to submit the matter to arbitration, then the Extension Term Base Rent shall be determined in accordance with the procedure set forth in this Section 1.2(c).  In such event, within ten (10) business days after receipt by Landlord of Tenant’s Response Notice indicating Tenant’s desire to submit the determination of the Extension Term Base Rent to arbitration, Tenant and Landlord shall each notify the other, in writing, of their respective selections of an appraiser (respectively, “Landlord’s Appraiser” and “Tenant’s Appraiser”).  Landlord’s Appraiser and Tenant’s Appraiser shall endeavor to mutually determine the Fair market rental value within fifteen (15) business days after their appointment.  If they are unable to mutually agree as to such determination, Landlord’s Appraiser and Tenant’s Appraiser shall then jointly select a third appraiser (the “Third Appraiser”).  All of the appraisers selected shall be individuals with at least ten (10) years’ commercial appraisal experience in R&D/lab buildings in the area in which the Premises are located, shall be members of the Appraisal Institute (M.A.I.), and, in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant within five (5) years of his or her selection.  The three appraisers shall determine the Extension Term Base Rent in accordance with the requirements and criteria set forth in Section 1.2(b) above, employing the method commonly known as Baseball Arbitration, whereby Landlord’s Appraiser and Tenant’s Appraiser each sets forth its written appraisal and determination of the Extension Term Base Rent as defined above, and the Third Appraiser must select one or the other (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure).  Landlord’s Appraiser and Tenant’s Appraiser shall confidentially deliver their respective written appraisals and determinations of the Extension Term Base Rent to the Third Appraiser within ten (10) business days of the appointment of the Third Appraiser and the Third Appraiser shall render his or her decision within ten (10) days after receipt thereof; provided, however, that if Landlord’s Appraiser or Tenant’s Appraiser shall fail to timely submit such written appraisal and determination, then the Third Appraiser shall only consider the appraisal and determination timely submitted.  The Third Appraiser’s decision shall be binding on both Landlord and Tenant.  Each party shall bear the cost of its own appraiser and shall share equally in the cost of the Third Appraiser.

1.3                               Notice of Lease.                              Each of the parties hereto agrees to join in the execution, in recordable form, of a statutory notice of lease and/or written declaration in which shall be stated the Term Commencement Date, the Extension Term, the Expiration Date, and such other customary information as may be required by state law to protect Tenant’s interest under this Lease (except in no event shall the economic terms of this Lease be so included), which notice of lease may be recorded by Tenant with the Middlesex South Registry of Deeds and/or filed with the Registry District of the Land Court, as appropriate (collectively, the “Registry”) at Tenant’s sole cost and expense.  Each party shall provide such evidence of its authority as may be required for the recording or filing of such notice of lease.  If a notice of lease was previously recorded with the Registry, then upon the expiration or earlier termination of this Lease, Landlord shall deliver to Tenant a notice of termination of lease and Tenant shall promptly execute and deliver the same to Landlord for Landlord’s execution and recordation with the Registry; provided, however, that if Tenant fails to deliver the executed notice of termination of lease within ten (10) days of receipt thereof, time being of the essence, Tenant hereby appoints Landlord as Tenant’s attorney-in-fact to execute the same, such appointment being coupled with an interest.

1.4                               Parking.

(a)                                 During the Term, commencing on the Full Rent Commencement Date, Landlord shall, subject to the terms hereof, make available fifty-seven (57) parking spaces for Tenant’s use in the parking areas serving the Building, it being understood and agreed that in the event Tenant occupies the Premises incrementally as described in Section 5.1(b) below, then Landlord shall make available to Tenant a proportionate number of such spaces prior to the Full Rent Commencement Date. The number of parking spaces in the parking areas reserved for Tenant, as modified pursuant to this Lease or as otherwise permitted by Landlord, are hereinafter referred to as the “Parking Spaces.”  Tenant shall have no right to hypothecate or encumber the Parking Spaces, and shall not sublet, assign, or otherwise transfer the Parking Spaces other than to employees of Tenant occupying the Premises or a transferee pursuant to an approved or permitted Transfer under Section 13 of this Lease.  Tenant shall pay Landlord (or at Landlord’s election, directly to the parking operator) for the Parking Spaces at the then-current prevailing rate, as such rate may vary from time to time.  As of the date hereof, the monthly charge for parking is One Hundred Ninety Dollars ($190) per Parking Space per month.  If, for any reason, Tenant shall fail timely to pay the charge for any of said Parking Spaces, and if such default continues for ten (10) days after written notice thereof, then Landlord shall have a right to send a written “Final Notice” to Tenant stating that if Tenant fails to pay such charges within ten (10) days after the date of the Final Notice, then Tenant shall have no further right to the Parking Spaces for which Tenant failed to pay the charge under this Section 1.4 and Landlord may allocate such Parking Spaces for use by other parties free and clear of Tenant’s rights under this Section 1.4 (it being understood and agreed that if Tenant in fact fails to pay such charges within ten (10) days after the date of the Final Notice, then Tenant shall have no further right to the Parking Spaces for which Tenant failed to pay the charge under this Section 1.4 and Landlord may allocate such Parking Spaces for use by other parties free and clear of Tenant’s rights under this Section 1.4).  Said Parking Spaces will be on an unassigned, non-reserved basis, and shall be subject to such reasonable rules and regulations as may be in effect for the use of the parking areas from time to time (including, without limitation, Landlord’s right, without additional charge to Tenant above the prevailing rate for Parking Spaces, to institute a valet or attendant-managed parking system).

(b)                                 Notwithstanding anything to the contrary contained herein, in connection with the exercise of Landlord’s rights pursuant to Section 2.2 below, or in connection with the development or redevelopment of other property owned or controlled by Landlord, Landlord shall have the right to relocate the Parking Spaces from time to time to other property owned or controlled by Landlord, so long as such other property is within 1,000 feet of the Land.

(c)                                  So long as Tenant is leasing at least eighty percent (80%) of the Building and provided further that Tenant is not subleasing more than forty percent (40%) of the Building (collectively, the “Occupancy Requirement”), Landlord shall (i) not mark as reserved or otherwise reserve any parking spaces in the parking areas serving the Building for use by third parties or Landlord unless Landlord marks as reserved or otherwise reserves spaces in the parking areas serving the Building for use by Tenant, (ii) uniformly enforce the rules and regulations as may be in effect for the use of the parking areas from time to time, and (iii) Landlord shall not relocate the Parking Spaces pursuant to Section 1.4(b) above unless all other users of the parking areas have also been so relocated (it being understood and agreed that Landlord shall not be required to relocate any parking used by contractors of Landlord in connection with construction on site prior to relocating the Parking Spaces).

1.5                               Tenant’s Access.

(a)                                 From and after the Rent Commencement Date and until the end of the Term, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to Legal Requirements, the Rules and Regulations, the terms of this Lease and Permitted Encumbrances.  For purposes hereof, “Permitted Encumbrances” shall mean any and all documents recorded (i) on or before the date hereof, (ii) as a result of the acts or wrongful omissions of any of the Tenant Parties, and (iii) after the date hereof so long as the same do not materially interfere with the rights of Tenant hereunder, nor materially increase the obligations of Tenant hereunder.

(b)                                 Tenant shall have the right to access the Premises, at Tenant’s sole risk, from and after the Term Commencement Date for purposes reasonably related to the performance of Tenant’s Work (hereinafter defined), provided such access does not materially interfere with the preparation for or performance of Landlord’s Work (hereinafter defined).  Tenant shall, prior to the first entry to the Premises pursuant to this Section 1.5(b), provide Landlord with binders of insurance evidencing that the insurance required in Section 14 hereof is in full force and effect and covering any person or entity entering the Building.  Tenant shall coordinate any access to the Premises prior to the Term Commencement Date with Landlord’s property manager.

1.6                               Exclusions.  Unless Tenant is leasing one hundred percent (100%) of the Building (the “100% Requirement”), the following are expressly excluded from the Premises and reserved to Landlord:  all the perimeter walls of the Premises (except the inner surfaces thereof), and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use of all of the foregoing.  So long as the 100% Requirement is met, it is understood and agreed that there are no common areas inside the Building.

2.                                      RIGHTS RESERVED TO LANDLORD

2.1                               Additions and Alterations.     Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Property (including the Premises but, with respect to the Premises, only for purposes of repairs, maintenance, replacements and other rights expressly reserved to Landlord herein) and the fixtures and equipment therein, as well as in or to the street entrances, as it may deem necessary or desirable, provided, however, that there be no material obstruction of access to, or material interference with the use and enjoyment of, the Premises by Tenant.

2.2                               Additions to the Property.     Landlord may at any time or from time to time construct additional improvements in all or any part of the Property, including, without limitation, adding additional buildings or changing the location or arrangement of any improvement in or on the Property or all or any part of the common areas thereof, or add or deduct any land to or from the Property; provided that there shall be no material increase in Tenant’s obligations or material adverse effect upon Tenant’s rights under this Lease in connection with the exercise of the foregoing reserved rights.

2.3                               Intentionally Omitted.

2.4                               Landlord’s Access.     Subject to the terms hereof, Tenant shall, upon as much advance notice as is practical under the circumstances, and in any event at least forty-eight (48) hours’ prior written notice (except that no notice shall be required in emergency situations), permit Landlord (a) and any holder of a Mortgage (hereinafter defined) (each such holder, a “Mortgagee”), and their agents, employees and contractors, to have free and unrestricted access to and to enter upon the Premises at all reasonable hours for the purposes of inspection, making repairs or replacements in or to the Premises or the Building, complying with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions and orders and requirements of all public authorities (collectively, “Legal Requirements”), or exercising any other right reserved to Landlord under this Lease (including without limitation the right to take upon or through, or to keep and store within the Premises all necessary materials, tools and equipment); it being understood and agreed that Tenant shall have the right to have a Tenant employee or representative present during such access; (b) and its agents and employees, at reasonable times, upon reasonable advance notice, to show the Premises during normal business hours (i.e. Monday — Friday 9 A.M. - 5 P.M.) to any prospective Mortgagee or purchaser of the Building and/or the Property or of the interest of Landlord therein, and, during the last nine (9) months of the Term, prospective tenants; it being understood and agreed that Tenant shall have the right to have a Tenant employee or representative present during such access; and (c) and its agents, at Landlord’s sole cost and expense, to perform environmental audits, environmental site investigations (including without limitation sub-surface investigations) and environmental site assessments (“Site Assessments”) in, on, under and at the Premises and the Land, it being understood that Landlord shall repair any damage arising as a result of the Site Assessments, and such Site Assessments may include both above and below the ground testing and such other tests as may be necessary or appropriate to conduct the Site Assessments.

2.5                               Pipes, Ducts and Conduits.     Unless the 100% Requirement is met, Tenant shall permit Landlord to erect, use, maintain and relocate pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof.

2.6                               Minimize Interference.     Except in the event of an emergency, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s business operations and use and occupancy of the Premises in connection with the exercise any of Landlord’s rights or the performance of Landlord’s obligations under this Lease.

3.                                      CONDITION OF PREMISES; CONSTRUCTION.

3.1                               Condition of Premises.     Subject to Landlord’s obligation to perform Landlord’s Work (hereinafter defined), Tenant acknowledges and agrees that Tenant is leasing the Premises in their “AS IS,” “WHERE IS” condition and with all faults on the Execution Date, without representations or warranties, express or implied, in fact or by law, of any kind, except as herein expressly set forth.  Without limiting the foregoing, Landlord and Tenant each acknowledges and agrees that Landlord shall deliver the laboratory systems in their “as is” condition and it shall be Tenant’s responsibility to determine the condition and usability of such systems.  Landlord shall deliver the Premises to Tenant with Landlord’s Work substantially complete.  As of the date hereof, (a) Landlord has not received any written notice of any uncured violations of building codes relating to the Property, and (b) other than as disclosed to Tenant, Landlord has no knowledge of any Hazardous Materials (as hereinafter defined) at or affecting the Property other than set forth in the documents listed in Exhibit 6A attached hereto and made a part hereo.

3.2                               Landlord’s Work.     Subject to delays due to Legal Requirements, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond its control (collectively “Force Majeure”) and subject to any act or wrongful omission by Tenant and/or Tenant’s agents, servants, employees, consultants, contractors, subcontractors, licensees and/or subtenants (collectively with Tenant, the “Tenant Parties”) which causes an actual delay in the performance of Landlord’s Work (a “Tenant Delay”), Landlord, at Landlord’s sole cost and expense, shall perform the work (“Landlord’s Work”) more particularly described in Exhibit 3 attached hereto.

3.3                               Landlord’s Warranty.     If any building, mechanical, electrical and plumbing systems fail to be in good operating condition and repair as of the Term Commencement Date, then, provided that Tenant gives Landlord written notice of such failure within sixty (60) days after the Full Rent Commencement Date, Landlord shall, without cost to Tenant, remedy such failure.

3.4                               Tenant’s Work.

(a)                                 Tenant’s Plans.  In connection with the performance of the work necessary to prepare the Premises for Tenant’s occupancy and business operations, including without limitation, the Reconfiguration (hereinafter defined) and the installation of all furniture, equipment and fixtures (“Tenant’s Work”), Tenant shall submit to Landlord for Landlord’s approval (i) the name of and other reasonably requested information regarding Tenant’s proposed architect, HVAC and MEP engineers and general contractor (Landlord hereby approving Industrial Facilities Design, Inc. as the MEP engineer); (ii) a set of design/ development plans sufficient for Landlord to approve Tenant’s proposed design of the Premises (the “Design/ Development Plans”), (iii) an initial set of permit plans sufficient to permit Tenant to commence Tenant’s Work (“Permit Plans”), and (iv) a full set of construction drawings (“Final Construction Drawings”) for Tenant’s Work.  The Design/ Development Plans, the Permit Plans and the Final Construction Drawings are collectively referred to herein as the “Plans.”  Landlord’s approval of the architect, HVAC and MEP engineers and general contractor shall not be unreasonably withheld, conditioned or delayed.  Landlord’s approval of the Plans shall not be unreasonably withheld, conditioned or delayed and shall not in any event be withheld as to anything shown on Plans previously approved.  Landlord’s approval is solely given for the benefit of Landlord and Tenant under this Section 3.4(a) and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of the Plans for any other purpose whatsoever.  Landlord agrees to respond to any request for approval of the Plans within fifteen (15) business days after receipt thereof.  Landlord’s response to request for approval of any of the proposed Plans shall include Landlord’s approval of such Plans, or a reasonably detailed explanation of the reasons for any disapproval.  If Landlord fails to timely respond to any such request for approval of the Plans, then the Rent Commencement Date shall be delayed one (1) day for each day beyond such fifteen-business day period that Landlord fails to so respond.  For purposes hereof, (A) the “Reconfiguration” shall mean interior modifications to the portion of the Premises (the “Manufacturing Space”) shown on Exhibit 1A attached hereto and made a part hereof in order to create clinical manufacturing space and warehouse space.  It is understood and agreed that Tenant shall not be required to perform the Reconfiguration.

(b)                                 Landlord Delay.  A “Landlord Delay” shall be defined as any act or wrongful omission by Landlord or any agent, employee, consultant, contractor or subcontractor of Landlord which causes an actual delay in the completion of Tenant’s Work.  Notwithstanding the foregoing, but subject to Section 3.4(a), no event shall be deemed to be a Landlord Delay until and unless Tenant has given Landlord written notice (the “Landlord Delay Notice”) advising Landlord (i) that a Landlord Delay is occurring, (ii) of the basis on which Tenant has determined that a Landlord Delay is occurring, and (iii) the actions which Tenant believes that Landlord must take to eliminate such Landlord Delay, and Landlord has failed to correct the Landlord Delay specified in the Landlord Delay Notice within forty-eight (48) hours following receipt thereof.  No period of time prior to expiration of such 48-hour period shall be included in the period of time charged to Landlord pursuant to such Landlord Delay Notice.

(c)                                  Intentionally Omitted.

(d)                                 Completion of Tenant’s Work.  Once Tenant commences the performance of Tenant’s Work in any portion of the Premises, Tenant shall thereafter diligently prosecute Tenant’s Work in such portion of the Premises to Substantial Completion. For purposes hereof, Tenant’s Work shall be deemed “Substantially Complete” and “Substantial Completion” shall be deemed to have occurred if Tenant has obtained a certificate of occupancy from the City of Cambridge, Massachusetts for the portion of the Premises that is the subject of such Tenant’s Work.

(e)                                  Cost of Tenant’s Work.  Except for Landlord’s Contribution (hereinafter defined) and the HVAC Contribution (hereinafter defined), all of Tenant’s Work shall be performed at Tenant’s sole cost and expense, and shall be performed in accordance with the provisions of this Lease (including, without limitation, Section 11).

3.5                               Landlord’s Contribution.

(a)                                 Amount.  As an inducement to Tenant’s entering into this Lease, Landlord shall, subject to Section 3.5(c) below, provide to Tenant a special tenant improvement allowance equal to Thirty Dollars ($30.00) per rentable square foot of the Premises (“Landlord’s Contribution”) to be used by Tenant to pay for the cost to construct Tenant’s Work.  For the purposes hereof, the cost to be so reimbursed by Landlord shall not include:  (i) the cost of any of Tenant’s Property (hereinafter defined), including without limitation telecommunications and computer equipment and all associated wiring and cabling, any de-mountable decorations, artwork and partitions, signs, and trade fixtures, (ii) the cost of any fixtures or Alterations that will be removed at the end of the Term, (iii) any fees paid to Tenant, any Affiliated Entity or Successor, and (iv) any so-called “soft costs” other than architectural and engineering fees.

(b)                                 Requisitions.  Subject to Section 3.5(c) below, Landlord shall, within thirty (30) days of submission thereof by Tenant to Landlord, pay Landlord’s Proportion (hereinafter defined) of the cost shown on each requisition (hereinafter defined) submitted by Tenant to Landlord until the entirety of Landlord’s Contribution has been exhausted.  “Landlord’s Proportion” shall be a fraction, the numerator of which is Landlord’s Contribution and the denominator of which is the total contract price for Tenant’s Work for the Premises (as evidenced by reasonably detailed documentation delivered to Landlord with the requisition first submitted by Tenant).  A “requisition” shall mean written documentation (including, without limitation, copies of invoices from Tenant’s contractors, vendors, service providers and consultants (collectively, “Contractors”) and partial lien waivers and subordinations of lien, as specified in M.G.L. Chapter 254, Section 32 (“Lien Waivers”) with respect to the prior month’s requisition, and such other documentation as Landlord or any Mortgagee may reasonably request) showing in reasonable detail the costs of the item in question or of the improvements installed to date in the Premises, accompanied by certifications executed by Tenant’s architect or the Chief Executive Officer, Chief Financial Officer, Chief Operations Officer or Vice President of Tenant that the amount of the requisition in question does not exceed the cost of the items, services and work covered by such requisition.  Notwithstanding the foregoing, Tenant shall not be required to deliver Lien Waivers at the time of the first requisition, but shall deliver the Lien Waivers and evidence of payment of the first requisition in full within thirty (30) days following payment of Landlord’s Contribution with respect to such first requisition.  Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof.  Tenant shall submit requisition(s) no more often than monthly.

(c)                                  Notwithstanding anything to the contrary herein contained:  (i) Landlord shall have no obligation to advance funds on account of Landlord’s Contribution more than once per month; (ii) If Tenant fails to pay to Tenant’s contractors the amounts paid by Landlord to Tenant in connection with any previous requisition(s), Landlord shall thereafter have the right to have Landlord’s Contribution paid directly to Tenant’s contractors; (iii) Landlord shall have no obligation to pay any portion of Landlord’s Contribution with respect to any requisition submitted after the date (the “Outside Requisition Date”) which is twelve (12) months after the Term Commencement Date (as extended by Force Majeure so long as Tenant shall have notified Landlord within ten (10) business days after the occurrence of the Force Majeure event of the nature and duration of such event and the nature and duration of the delays caused thereby); provided, however, that if Tenant certifies to Landlord that it is engaged in a good faith dispute with any contractor, such Outside Requisition Date shall be extended while such dispute is ongoing, so long as Tenant is diligently prosecuting the resolution of such dispute; (iv) Tenant shall not be entitled to any unused portion of Landlord’s Contribution; (v) Landlord’s obligation to pay any portion of Landlord’s Contribution shall be tolled at such times as there may exist any default by Tenant in its obligations under this Lease at the time that Landlord would otherwise be required to make such payment; provided, however, in no event shall Landlord be obligated to pay any portion of Landlord’s Contribution after the Outside Requisition Date; and (vi) In addition to all other requirements hereof, Landlord’s obligation to pay the final requisition of Landlord’s Contribution shall be subject to simultaneous delivery of all Lien Waivers relating to items, services and work performed in connection with Tenant’s Work.

3.6                               HVAC Contribution.  As an inducement to Tenant’s entering into this Lease, Landlord shall, upon receipt of reasonable detailed evidence of the costs insured by Tenant, reimburse Tenant for up to $250,000 (the “HVAC Contribution”) of the cost incurred by Tenant to replace the three (3) Trane rooftop air handling packaged units (the “HVAC Work”).  Landlord shall have no obligation to pay the HVAC Contribution after the Outside Requisition Date.  Tenant shall not be entitled to any unused portion of the HVAC Contribution.  Landlord’s obligation to pay any portion of the HVAC Contribution shall be tolled at such times as there may exist any default by Tenant in its obligations under this Lease at the time that Landlord would otherwise be required to make such payment; provided, however, that in no event shall Landlord be obligated to pay the HVAC Contribution after the Outside Requisition Date.

3.7                               Roof Work.  Concurrently with the performance of Tenant’s Work and the HVAC Work, Tenant shall, at Landlord’s cost, install a new roof on the Building in accordance with specifications prepared by Landlord (the “Roof Specifications”; such work, the “Roof Replacement”).  The Roof Replacement shall be completed within twelve (12) months of the Term Commencement Date.  Tenant shall submit the Roof Specifications to its general contractor, who shall solicit at least three bids from subcontractors reasonably acceptable to Landlord (the “Bids”).  The Bids shall include reasonable detail regarding the roof warranty to be provided by such subcontractor, which warranty shall be expressly assignable to Landlord without the consent of the subcontractor in question.  Tenant shall submit the Bids to Landlord, who shall, in its sole discretion, choose the subcontractor to perform the Roof Replacement.  Within thirty (30) days after receipt of a reasonably detailed invoice and Lien Waivers with respect to the work performed as of the date of such invoices, Landlord shall reimburse Tenant for the third party costs and expenses of the Roof Replacement.  As a condition to payment of the final invoice relating to the Roof Replacement, Tenant shall deliver to Landlord an assignment to Landlord of the roof warranty in form and substance reasonably acceptable to Landlord.

4.                                      USE OF PREMISES

4.1                               Permitted Uses.  During the Term, Tenant shall use the Premises only for the Permitted Uses and for no other purposes.  Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they are designed.

4.2                               Prohibited Uses.

(a)                                 Notwithstanding any other provision of this Lease, Tenant shall not use the Premises or the Building, or any part thereof, or suffer or permit the use or occupancy of the Premises or the Building or any part thereof by any of the Tenant Parties (i) in a manner which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or any Permitted Encumbrance; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord (taking into account the use of the Building as a combination office and laboratory building and the Permitted Uses) shall (A) impair the appearance or marketability of the Building; (B) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or the use or occupancy of any of the common areas (1) beyond the expiration or earlier termination of the Term, or (2) at any time that the 100% Requirement is not met; (C) occasion discomfort, inconvenience or annoyance in any material respect, or cause any injury or damage to any other occupants of the Property or neighboring properties or their property; or (D) cause harmful air emissions or any unusual or other objectionable odors, noises or emissions to emanate from the Premises; (iv) in a manner which is inconsistent with the operation and/or maintenance of the Building as a first-class combination office and laboratory facility; or (v) unless the 100% Requirement is met, for any fermentation processes whatsoever other than biological manufacturing of protein therapeutics.

(b)                                                         With respect to the use and occupancy of the Premises and the common areas, Tenant will not:  (i) place or maintain any trash, refuse or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises, nor, subject to Section 12 below, place or maintain any signage on the exterior of the Premises, nor obstruct any driveway, corridor, footwalk, parking area, mall or any other common areas; (ii) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; (iii) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area, or other common areas; (iv) receive or ship articles of any kind outside of those areas of the Premises reasonable for such purposes (provided, however, that if the 100% Requirement is not met, Tenant shall not receive or ship articles of any kind outside of those areas reasonably designated by Landlord); (v) conduct or permit to be conducted any auction, going out of business sale, bankruptcy sale (unless directed by court order), or other similar type sale in or connected with the Premises; (vi) use the name of the Building, the Property, Landlord, or any of Landlord’s affiliates or subsidiaries or any photograph, film, drawing, or other depiction or representation of the Building and/or the Property or any part thereof, which contains signage or distinctive architectural characteristics that cause the scene photographed, filmed, drawn, depicted, or represented to be identifiable as being the Building and/or the Property, in any publicity, promotion, trailer, press release, advertising, printed, or display materials without Landlord’s prior written consent; or (vii) except in connection with Tenant’s Work and/or Alterations (hereinafter defined) approved by Landlord, cause or permit any hole to be drilled or made in any exterior, load-bearing or structural wall of the Building (provided, however, that if the 100% Requirement is not met, then, except in connection with Tenant’s Work and/or Alterations approved by Landlord, Tenant shall not cause or permit any hole to be drilled or made in any part of the Building).

(c)                                  At all times that animals are transported within the common areas, they shall be transported in an appropriate cage or other container.  At no time shall any animals, animal waste, food or supplies relating to the animals be brought into, transported through, or delivered to the Sidney Street entrance of the Building.

5.                                      RENT; ADDITIONAL RENT

5.1                               Base Rent.

(a)                                 During the Term, Tenant shall pay to Landlord Base Rent in equal monthly installments, in advance and without demand on the first day of each month for and with respect to such month.  Unless otherwise expressly provided herein, the payment of Base Rent, additional rent and other charges reserved and covenanted to be paid under this Lease with respect to the Premises (collectively, “Rent”) shall commence on the Rent Commencement Date, and shall be prorated for any partial months.  Rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment.

(b)                                 In the event that Tenant occupies the Premises incrementally, then Base Rent shall be paid based on the number of rentable square feet so occupied in minimum increments of 5,000 rentable square feet, at the rate of $48.00 per rentable square foot per year, provided, however, that, subject to Section 3.4(a) above, the payment of Base Rent, based on the rentable square footage of the entire Premises, shall commence no later than the date which is one hundred twenty (120) days after the Term Commencement Date, extended by the number of days of delay in the substantial completion of Tenant’s Work caused by events of Force Majeure, if any, up to a maximum of sixty (60) days.

5.2                               Operating Costs.

(a)                                 “Operating Costs” shall mean all costs incurred and expenditures of whatever nature (other than Excluded Costs) made by Landlord pursuant to the provisions hereof in the operation, management, repair, replacement, maintenance and insurance of the property in question, including without limitation any costs for utilities, repair, replacements and maintenance, cleaning of common areas, and a commercially reasonable management fee paid to Landlord’s property manager.  To the extent that a cost included in Operating Costs is also allocable to property other than the Property, such cost shall be equitably allocated to each parcel of property which benefits from such cost.  Operating Costs shall not include Excluded Costs (hereinafter defined).

(b)                                 Intentionally Omitted.

(c)                                  “Excluded Costs” shall be defined as (i) any mortgage charges (including interest, principal, points and fees); (ii) brokerage commissions; (iii) salaries of executives and owners (A) not directly employed in the management/operation of the Property, or (B) above the grade of portfolio manager, or if Landlord is not MIT or an affiliate thereof, then above the grade of property manager; (iv) the cost of work done by Landlord for a particular tenant; (v) subject to Subsection 5.2(i) below, reconstruction after Casualty or Taking or any other capital expenditure; (vi) the costs of Landlord’s Work and any contributions made by Landlord to any tenant of the Property in connection with the build-out of its premises; (vii) Taxes (hereinafter defined), and any franchise or income taxes imposed on Landlord; (viii) costs payable directly by individual tenants to suppliers, including tenant electricity, telephone and other utility costs; (ix) increases in premiums for insurance when such increase is caused by the use of the Building by Landlord; (x) maintenance and repair of capital items not a part of the Building or the Property; (xi) depreciation of the Building; (xii) costs relating to maintaining Landlord’s existence as a corporation, partnership or other entity; (xiii) advertising and other fees and costs incurred in procuring tenants; (xiv) the cost of any items for which Landlord is reimbursed by insurance, condemnation awards, refund, rebate or otherwise, and any expenses for repairs or maintenance to the extent covered by warranties, guaranties and service contracts; (xv) costs incurred in connection with any disputes between Landlord and its employees, or between Landlord and Building management; (xvi) payments to affiliates of Landlord for goods or services provided to Landlord to the extent such payments exceed the customary charges for such goods or services for comparable buildings in the vicinity of the Property; (xvii) the cost of soil and groundwater testing, remediation and other response actions, except to the extent that the need therefor arises from any negligence or willful misconduct of Tenant or Tenant’s employees, agents or contractors, or from any default of Tenant hereunder; or (xviii) the costs and expenses incurred by Landlord in connection with the repair of certain damage to the parking areas which occurred prior to the date hereof in connection with certain environmental testing.

                (d)           “Capital Interest Rate” shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor’s corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

                (e)           “Annual Charge-Off” shall be defined as the annual amount of principal and interest payments which would be required to repay a loan (“Capital Loan”) in equal monthly installments over the Useful Life (hereinafter defined), of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate, where the initial principal balance is the cost of the capital item in question.

                (f)            “Useful Life” shall be reasonably determined by Landlord in accordance with sound accounting principles and practices consistently applied.  Notwithstanding the foregoing, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Costs including, without limitation, energy-related costs, and that such annual projected savings will exceed the Annual Charge-Off of capital expenditures computed as aforesaid, then and in such event, the Annual Charge-Off shall be determined based upon a Useful Life which would cause the principal and interest payments in a full repayment of the Capital Loan in question to equal the amount of projected savings of such Useful Life.

                (g)           Payment of Operating Costs.  Tenant shall pay to Landlord, as additional rent, (i) Tenant’s Building Percentage Share of Operating Costs with respect to the Building, and (ii) Tenant’s Property Percentage Share of Operating Costs with respect to the Land (collectively, “Tenant’s Share of Operating Costs”).  Landlord may make a good faith estimate of Tenant’s Share of Operating Costs for any fiscal year in which occurs any part of the Term (an “Operating Year”) or part thereof during the term, and Tenant shall pay to Landlord on the first (1st) day of each calendar month, an amount equal to Tenant’s Share of Operating Costs for such Operating Year and/or part thereof divided by the number of months therein.  Landlord may estimate and re-estimate Tenant’s Share of Operating Costs and deliver a copy of the estimate or re-estimate to Tenant.  Thereafter, the monthly installments of Tenant’s Share of Operating Costs shall be appropriately adjusted in accordance with the estimations so that, by the end of the fiscal year in question, Tenant shall have paid all of Tenant’s Share of Operating Costs as estimated by Landlord.  Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when the actual Operating Costs are available for each Operating Year.

                (h)           Annual Reconciliation.  Landlord shall, within one hundred twenty (120) days after the end of each Operating Year, deliver to Tenant a reasonably detailed statement of the actual amount of Operating Costs for such Operating Year (the “Year End Statement”).  Failure of Landlord to provide the Year End Statement within the time prescribed shall not relieve Tenant from its obligations hereunder.  If the total of such monthly remittances on account of any Operating Year is greater than Tenant’s Share of the Operating Costs actually incurred for such Operating Year, then, provided there is no Event of Default nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default (it being understood and agreed that if Tenant cures all defaults before the expiration of applicable grace period(s), Tenant then shall be entitled to such credit or refund, as the case may be), Tenant may credit the difference against the next installment of additional rent on account of Operating Costs due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord.  If the total of such remittances is less than Tenant’s Share of the Operating Costs actually incurred for such Operating Year, Tenant shall pay the difference to Landlord, as additional rent hereunder, within ten (10) days of Tenant’s receipt of an invoice therefor.  Landlord’s estimate of the Operating Costs for the next Operating Year shall be based upon the Operating Costs actually incurred for the prior Operating Year as reflected in the Year-End Statement plus a reasonable adjustment based upon estimated increases in Operating Costs.  The provisions of this Section 5.2(h) shall survive the expiration or earlier termination of this Lease.

                (i)            Capital Expenditures.  If a new capital item is acquired which does not replace another capital item, and such new capital item being acquired is either (i) required by any Legal Requirements enacted after the Execution Date or (ii) reasonably projected to reduce Operating Costs, then there shall be included in Operating Costs for each Operating Year in which and after such capital expenditure is made the Annual Charge-Off of such capital expenditure; provided, however, in the case of subsection (ii), not to exceed the reasonably projected reduction in Operating Costs for such Operating Year from the subject expenditure (as described in Section 5.2(f) above).

                (j)            Part Years.  If the Rent Commencement Date or the Expiration Date occurs in the middle of an Operating Year, Tenant shall be liable for only that portion of the Operating Costs with respect to such Operating Year within the Term.

                (k)           Audit Right.  Provided there is no Event of Default nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may, upon at least sixty (60) days’ prior written notice, inspect or audit Landlord’s records relating to Operating Costs for any periods of time within the previous fiscal year before the audit or inspection (it being understood and agreed that if Tenant cures all defaults before the expiration of applicable grace period(s), then Tenant shall then be entitled to perform such an audit or inspection).  If Tenant fails to request an audit within sixty (60) days after the Year End Statement has been delivered to Tenant and/or fails to complete any such audit or inspection within one hundred eighty (180) days after receipt of the Year End Statement, then Tenant shall be deemed to have waived its right to object to the determination of the amount due by Tenant under this Section 5.2 for the year in question and the determination thereof as set forth on such statement shall be final.  Tenant’s audit or inspection shall be conducted only at Landlord’s offices or the offices of Landlord’s property manager during business hours reasonably designated by Landlord.  Tenant shall pay the cost of such audit or inspection.  Tenant may not conduct an inspection or have an audit performed more than once during any fiscal year.  If such inspection or audit reveals that an error was made in the determination of the amount due by Tenant under this Section 5.2, then, provided there is no Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default,  Tenant may credit the difference against the next installment of additional rent on account of Operating Costs due hereunder (it being understood and agreed that if Tenant cures all defaults before the expiration of applicable grace period(s), then Tenant shall then be entitled to such credit), except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord.  If such inspection or audit reveals an underpayment by Tenant, then Tenant shall pay to Landlord, as additional rent hereunder, any underpayment of any such costs, as the case may be, within ten (10) days after receipt of an invoice therefor.  Tenant shall maintain the results of any such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection, and (C) which executes Landlord’s standard confidentiality agreement whereby it shall agree to maintain the results of such audit or inspection confidential.  The provisions of this

Section 5.2(k) shall survive the expiration or earlier termination of this Lease.

5.3          Taxes.

                (a)           “Taxes” shall mean the real estate taxes and other taxes, governmental levies and assessments imposed upon the property in question, and upon any personal property of Landlord used in the operation thereof, or on Landlord’s interest therein or such personal property; governmental charges, fees and assessments for transit, housing, police, fire or other services or purported benefits; service or user payments in lieu of taxes; and any and all other taxes, governmental levies, betterments, assessments and charges arising from the ownership, leasing, operation, use or occupancy of the property in question or based upon rentals derived therefrom, which are or shall be imposed by federal, state, county, municipal or other governmental authorities.  Taxes shall not include any inheritance, estate, succession, gift, franchise, rental, income or profit tax, capital stock tax, capital levy or excise, or any income taxes arising out of or related to the ownership and operation of the property in question, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for, in whole or in part, any tax, levy or assessment which would otherwise constitute Taxes, whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute Taxes, but only to the extent calculated as if the Property were the only real estate owned by Landlord; provided, however, in no event shall Taxes include franchise or income taxes.  “Taxes” shall also include reasonable expenses (including without limitation legal and consultant fees) of tax abatement or other proceedings contesting assessments or levies.

                (b)           “Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority (i.e., as mandated by the governmental taxing authority), any portion of which period occurs during the Term of this Lease.

(c)           Payment of Taxes.  Tenant shall pay to Landlord, as additional rent, (i) Tenant’s Building Percentage Share of Taxes with respect to the Building, and (ii) Tenant’s Property Percentage Share of Taxes with respect to the Land (collectively, “Tenant’s Share of Taxes”).  Landlord may make a good faith estimate of Tenant’s Share of Taxes to be due by Tenant for any Tax Period or part thereof during the Term, and Tenant shall pay to Landlord, on the Rent Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to such estimate for such Tax Period or part thereof divided by the number of months therein. Landlord may estimate and re-estimate Tenant’s Share of Taxes and deliver a copy of the estimate or re-estimate to Tenant.  Thereafter, the monthly installments of Tenant’s Share of Taxes shall be appropriately adjusted in accordance with the estimations so that, by the end of the Tax Period in question, Tenant shall have paid all of Tenant’s Share of Taxes as estimated by Landlord.  Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Taxes are available for each Tax Period.  If the total of such monthly remittances is greater than Tenant’s Share of Taxes actually due for such Tax Period, then, provided there is no Event of Default nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Taxes due hereunder (it being understood and agreed that if Tenant cures all defaults before the expiration of applicable grace period(s), Tenant shall then be entitled to credit such difference), except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord.  If the total of such remittances is less than Tenant’s Share of Taxes actually due for such Tax Period, Tenant shall pay the difference to Landlord, as additional rent hereunder, within ten (10) days of Tenant’s receipt of an invoice therefor.  Landlord’s estimate for the next Tax Period shall be based upon the actual Taxes for the prior Tax Period plus a reasonable adjustment based upon estimated increases in Taxes.  In the event that Payments in Lieu of Taxes (“PILOT”), instead of or in addition to Taxes, are separately assessed to certain portions of the Property, then, to the extent Tenant’s obligations under this Section 5.3 are not materially increased, Tenant agrees, except as otherwise expressly provided herein to the contrary, to pay to Landlord, as additional rent, such PILOT in the same manner as provided above for the payment of Taxes. The provisions of this Section 5.3(c) shall survive the expiration or earlier termination of this Lease.

                                (d)           Tax Abatements.

                                                (i)            Landlord may at any time contest any valuation of the Property or any part thereof, or any tax rate, or the amount of any Taxes, by legal proceedings or in such other manner as it may deem suitable.  If Landlord does not so institute such a contest on or before the date which is ten (10) days before the filing deadline for such a contest, then, provided that during such Tax Period Tenant leases at least 50% of the Building, Tenant shall have the right, at Tenant’s sole cost and expense, to contest any valuation of the Building or the Premises, or any tax rate, or the amount of any Taxes for such Tax Period, by legal proceedings or in such other reasonable manner as it may deem suitable.  If Tenant elects to institute such a proceeding, Tenant shall conduct it in the name of Tenant, or, if legally required, in the name of Landlord.  If any such proceeding which Tenant elects to institute must be prosecuted in the name of Landlord, Landlord shall permit Tenant to institute and prosecute it in the name of Landlord as provided above, but Landlord shall not settle any proceeding so instituted by Tenant without Tenant’s prior written approval in each instance, which approval shall not be unreasonably withheld, conditioned or delayed.  If any such proceeding is instituted in the name of Tenant with respect to the last three Tax Periods of the Term, Tenant shall not settle such proceeding without Landlord’s prior written approval in each instance, which approval shall not be unreasonably withheld, conditioned or delayed.  If either party institutes such a proceeding, such party shall (A) prosecute it diligently and in good faith at all times, (B) periodically advise the non-contesting party as to the status thereof, and (C) not abandon the same without first offering to the non-contesting party the right to prosecute the same at its sole cost and expense, subject to the provisions set forth below (and in the event that the non-contesting party elects to continue such proceeding, the contesting party shall promptly assign and turn over to it the control of such proceeding, and thereafter the former contesting party shall have no further liability or responsibility in connection therewith).  The non-contesting party (at no cost to the non-contesting party) shall cooperate with the contesting party to the extent reasonably necessary to enable the contesting party to institute and prosecute such proceeding including, without limitation, providing all information and documents reasonably requested by the contesting party, executing all documents necessary to accomplish the foregoing, and making such appearances as the contesting party may reasonably request.  If Landlord or Tenant obtains a refund or abatement of Taxes, the parties shall first be entitled to receive reimbursement from any refund or abatement for all expenses, including reasonable attorney’s fees, incurred by it in connection with obtaining such refund or abatement.

                                                (ii)            Appropriate credit against Taxes or PILOT shall be given for any refund obtained by reason of a reduction in any Taxes by the assessors or the administrative, judicial or other governmental agency responsible therefor, or if such refund is obtained after the end of the Term, an appropriate amount shall be paid to Tenant.

                (e)           Part Years. If the Rent Commencement Date or the Expiration Date occurs in the middle of a Tax Period, Tenant shall be liable for only that portion of the Taxes, as the case may be, with respect to such Tax Period within the Term.

5.4          Late Payments.

(a)           Any payment of Rent due hereunder not paid when due shall bear interest for each month or fraction thereof from the due date until paid in full at the annual rate of 3% over the prime rate as published in The Wall Street Journal, or its successor publication, or if none, then any other nationally published journal with a similar circulation, or at any applicable lesser maximum legally permissible rate for debts of this nature (the “Default Rate”).

                (b)           Additionally, if Tenant fails to make any payment to Landlord within five (5) business days after the due date therefor, Landlord may charge Tenant a fee, which shall constitute liquidated damages, equal to One Thousand and NO/100 Dollars ($1,000.00) for each such late payment.  Notwithstanding the foregoing, Landlord shall not charge such fee with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due.

                (c)           Money paid by Tenant to Landlord shall be applied to Tenant’s account in the following order: first, to any unpaid additional rent, including without limitation late charges, returned check charges, legal fees and/or court costs chargeable to Tenant hereunder; and then to unpaid Base Rent.

(d)           The parties agree that the late charge referenced in Section 5.4(b) represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments.  Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

5.5          No Offset; Independent Covenants; Waiver.  Except as expressly provided herein, Rent shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction.  EXCEPT AS EXPRESSLY PROVIDED HEREIN, TENANT WAIVES ALL RIGHTS (I) TO ANY ABATEMENT, SUSPENSION, DEFERMENT, REDUCTION OR DEDUCTION OF OR FROM RENT, AND (II) TO QUIT, TERMINATE OR SURRENDER THIS LEASE OR THE PREMISES OR ANY PART THEREOF EXCEPT AS A RESULT OF A CONSTRUCTIVE EVICTION.  TENANT HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL BE SEPARATE AND INDEPENDENT COVENANTS AND AGREEMENTS, THAT RENT SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS AND THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL CONTINUE UNAFFECTED, UNLESS THE REQUIREMENT TO PAY OR PERFORM THE SAME SHALL HAVE BEEN TERMINATED PURSUANT TO AN EXPRESS PROVISION OF THIS LEASE.  LANDLORD AND TENANT EACH ACKNOWLEDGES AND AGREES THAT THE INDEPENDENT NATURE OF THE OBLIGATIONS OF TENANT HEREUNDER REPRESENTS FAIR, REASONABLE, AND ACCEPTED COMMERCIAL PRACTICE WITH RESPECT TO THE TYPE OF PROPERTY SUBJECT TO THIS LEASE, AND THAT THIS AGREEMENT IS THE PRODUCT OF FREE AND INFORMED NEGOTIATION DURING WHICH BOTH LANDLORD AND TENANT WERE REPRESENTED BY COUNSEL SKILLED IN NEGOTIATING AND DRAFTING COMMERCIAL LEASES IN MASSACHUSETTS, AND THAT THE ACKNOWLEDGEMENTS AND AGREEMENTS CONTAINED HEREIN ARE MADE WITH FULL KNOWLEDGE OF THE HOLDING IN WESSON V. LEONE ENTERPRISES, INC., 437 MASS. 708 (2002).  SUCH ACKNOWLEDGEMENTS, AGREEMENTS AND WAIVERS BY TENANT ARE A MATERIAL INDUCEMENT TO LANDLORD ENTERING INTO THIS LEASE.

5.6          Survival.  Any obligations under this Section 5 which shall not have been paid at the expiration or earlier termination of the Term shall survive such expiration or earlier termination and shall be paid when and as the amount of same shall be determined and be due.

6.             WAIVER OF LANDLORD’S LIEN.  Landlord hereby agrees to execute a waiver and agreement in substantially the form attached hereto as Exhibit 4 for the benefit of any national banking association or commercial lender of Tenant (provided, however, that it is understood and agreed by Tenant that the foregoing provisions shall not affect the prohibition set forth in Section 26.12 hereof).

7.             SECURITY DEPOSIT/ LETTER OF CREDIT

                7.1          Amount.  Contemporaneously with the execution of this Lease, Tenant shall deliver either (i) cash in the amount specified in the Lease Summary Sheet (the “Cash Security Deposit”), which shall be held by Landlord in accordance with Section 7.5 below, or (ii) an irrevocable letter of credit to Landlord which shall (a) be in the amount specified in the Lease Summary Sheet and otherwise in the form attached hereto as Exhibit 7; (b) issued by Silicon Valley Bank or other bank reasonably acceptable to Landlord; and

(c) be for a term of one (1) year, subject to extension in accordance with the terms hereof (the “Letter of Credit”).  The Letter of Credit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by the Tenant to be kept and performed during the Term.  In no event shall the Letter of Credit be deemed to be a prepayment of Rent nor shall it be considered a measure of liquidated damages.  Unless the Letter of Credit is automatically renewing, at least thirty (30) days prior to the maturity date of the Letter of Credit (or any replacement Letter of Credit), Tenant shall deliver to Landlord a replacement Letter of Credit which shall have a maturity date no earlier than the next anniversary of the Term Commencement Date or one (1) year from its date of delivery to Landlord, whichever is later.

7.2          Application of Proceeds of Letter of Credit.  Upon an Event of Default, or if any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors (and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days) or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, Landlord at its sole option may draw down all or a part of the Letter of Credit.  The balance of any Letter of Credit cash proceeds shall be held in accordance with Section 7.5 below.  Should the entire Letter of Credit, or any portion thereof, be drawn down by Landlord, Tenant shall, within ten (10) days after the written demand of Landlord, deliver a replacement Letter of Credit in an amount equal to the amount drawn less the amount held by Landlord in accordance with the previous sentence.  The application of all or any part of the cash proceeds of the Letter of Credit to any damages incurred as a result of an Event of Default shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord of such Event of Default.

7.3          Transfer of Letter of Credit.  In the event that Landlord transfers its interest in the Premises, Tenant shall upon notice from and at no cost to Landlord, deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit naming Landlord’s successor as the beneficiary thereof.  If Tenant fails to deliver such amendment or replacement within ten (10) days after written notice from Landlord, Landlord shall have the right to draw down the entire amount of the Letter of Credit and hold the proceeds thereof in accordance with Section 7.5 below.

7.4          Credit of Issuer of Letter of Credit.  In event of a material adverse change in the financial position of any bank or institution which has issued the Letter of Credit or any replacement Letter of Credit hereunder, Landlord reserves the right to require that Tenant change the issuing bank or institution to another bank or institution reasonably approved by Landlord.  Tenant shall, within ten (10) days after receipt of written notice from Landlord, which notice shall include the basis for Landlord’s reasonable belief that there has been a material adverse change in the financial position of the issuer of the Letter of Credit, replace the then-outstanding letter of credit with a like Letter of Credit from another bank or institution reasonably approved by Landlord.

7.5          Security Deposit/Cash Proceeds of Letter of Credit.  Landlord shall hold the Cash Security Deposit and/or the balance of proceeds remaining after a draw on the Letter of Credit (each hereinafter referred to as the “Security Deposit”) as security for Tenant’s performance of all its Lease obligations.  After an Event of Default, Landlord may apply the Security Deposit, or any part thereof, to Landlord’s damages recoverable hereunder without prejudice to any other Landlord remedy.  Landlord has no obligation to pay interest on the Security Deposit and may co-mingle the Security Deposit with Landlord’s funds.  If Landlord conveys its interest under this Lease, the Security Deposit, or any part not applied previously, shall be turned over to the grantee, in which case Tenant shall look solely to the grantee for the proper application and return of the Security Deposit.

7.6          Return of Security Deposit or Letter of Credit.  The Security Deposit and/or Letter of Credit or the remaining proceeds therefrom, as applicable, shall be returned to Tenant within ninety (90) days after the end of the Term, less any portion thereof which may have been utilized by Landlord to cure any Event of Default or applied to any actual damage suffered by Landlord recoverable hereunder.

7.7.         Reduction in Face Amount of Letter of Credit. If there is no Event of Default and no event which, with the passage of time and/or the giving of notice, would constitute an Event of Default on the date of the proposed reduction, and further provided that there is no material adverse change in Tenant’s net worth at the commencement of such Rent Year (compared to the Execution Date) as verified by Landlord based upon a certificate from Tenant’s chief financial officer and audited financials, then the face amount of the Letter of Credit may be reduced by Tenant to (a) $452,400 at the commencement of the third (3rd) Rent Year, or such later date as the pre-conditions set forth above shall have been met; and (b) $301,600 at the commencement of the sixth (6th) Rent Year, or such later date as the pre-conditions set forth above shall have been met; it being understood and agreed that if Tenant cures all defaults prior to the expiration the applicable grace period(s), Tenant shall then be entitled to obtain a Letter of Credit in the reduced face amount in accordance with this Section 7.7. Landlord shall, at no cost to Landlord, cooperate with Tenant and the issuer of the Letter of Credit in connection with such reduction. If such reduction is effected by way of a new letter of credit, upon receipt of a replacement Letter of Credit in the reduced face amount, Landlord shall return the Letter of Credit in the previous amount to the issuer thereof, with a copy to Tenant.

8.             INTENTIONALLY OMITTED

9.             UTILITIES, HVAC; WASTE

9.1          Electricity.  Tenant, at Tenant’s expense, shall maintain and keep in good repair and condition the metering equipment measuring electricity furnished to the Building.  Tenant shall pay the full amount of any charges attributable to such meter(s) on or before the due date therefor directly to the supplier thereof.

9.2          Water.   Tenant, at Tenant’s expense, shall maintain and keep in good repair and condition the water meter equipment.  Tenant shall pay the full amount of any charges attributable to such meter(s) on or before the due date therefor directly to the supplier thereof.

9.3          Gas.  Tenant, at Tenant’s expense, shall maintain and keep in good repair and condition the gas meter equipment.  Tenant shall pay the full amount of any charges attributable to such meter(s) on or before the due date therefor directly to the supplier thereof.

9.4          Other Utilities.  Tenant shall obtain and pay, as and when due, for all other utilities and services consumed in and/or furnished to the Premises, together with all taxes, penalties, surcharges and maintenance charges pertaining thereto.

9.5          Interruption or Curtailment of Utilities.

                (a)           When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which are permitted or required to be made hereunder, Landlord reserves the right, upon as much prior notice to Tenant as is practicable under the circumstances and no less than forty-eight (48) hours’ notice except in the event of an emergency, to interrupt, curtail, or stop (i) the furnishing of hot and/or cold water, and (ii) the operation of the plumbing and electric systems.  Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but, subject to Section 9.5(b) below, there shall be no diminution or abatement of Rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

                (b)           Notwithstanding anything to the contrary in this Lease contained, if the Premises or a portion thereof are substantially untenantable such that, for the duration of the Interruption Cure Period (hereinafter defined), the continued operation in the ordinary course of Tenant’s business in any portion of the Premises is materially and adversely affected, and if Tenant ceases to use the affected portion of the Premises (the “Affected Portion”) during the period of untenantability then, provided that Tenant ceases to use the Affected Portion during the entirety of the Landlord Service Interruption Cure Period and that such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of any of the Tenant Parties, Base Rent, Operating Costs and Taxes shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected.  For purposes hereof, the

“Interruption Cure Period” shall be defined as seven (7) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Affected Portion.  The provisions of this Section 9.5(b) shall not apply in the event of untenantability caused by fire or other casualty, or Taking (hereinafter defined), which shall be governed by Section 15 below, or in the event of untenantability caused by causes beyond Landlord’s control or if Landlord is unable to cure such condition as the result of causes beyond Landlord’s control (it being understood and agreed that the environmental condition of property owned by Landlord shall not be a condition beyond the reasonable control of Landlord, unless the environmental condition in question was caused directly or indirectly by the acts or wrongful omissions of any of the Tenant Parties).

9.6          Trash Removal.

                (a)           Throughout the Term, Tenant shall, at its sole cost and expense: keep any garbage, trash, rubbish and refuse (collectively, “Trash”) in so-called “dumpsters” or other vermin-proof containers until removed. Tenant shall arrange for the removal of Trash from the Premises.

                (b)           Tenant shall be responsible, at its sole cost and expense, for Hazardous Material and other biohazard disposal services for the Premises.  Such services shall be performed by contractors reasonably acceptable to Landlord and on a sufficient basis to ensure that the Premises are at all times kept neat, clean and free of Hazardous Materials and biohazards except in appropriate, specially marked containers reasonably approved by Landlord.

10.          MAINTENANCE AND REPAIRS

                10.1        Maintenance and Repairs by Tenant.  Except as otherwise provided in Section 15, Tenant shall keep all and singular the Premises (including without limitation the and the equipment installed by Landlord neat and clean and free of insects, rodents, vermin and other pests and, subject to Section 9.6 above, Trash, and in such good repair, order and condition as the same are in on the Full Rent Commencement Date or in such better condition as the Premises may be put in during the Term, reasonable wear and tear and damage by Casualty excepted.  Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the proper maintenance of all building systems, sanitary, electrical, heating, air conditioning, plumbing, security or other systems and of all equipment and appliances installed and/or operated by Tenant and/or exclusively serving the Premises.

                10.2        Maintenance and Repairs by Landlord.  Except as otherwise provided in Section 15, Landlord shall keep and maintain the roof leak-free and the Building structure, structural floor slabs, columns and other structural elements in good repair, order and condition.  In addition, Landlord shall operate and maintain the common areas in substantially the same manner as other first-class combination office and laboratory facilities in the East Cambridge area.

                10.3        Accidents to Sanitary and Other Systems.  Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises.

10.4        Floor Load--Heavy Equipment.  Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by Legal Requirements.  If any safes, heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Heavy Equipment”) shall require special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with Legal Requirements.  Any such moving shall be at the sole risk and hazard of Tenant.  Proper placement of all Heavy Equipment in the Premises shall be Tenant’s responsibility.

11.          ALTERATIONS AND IMPROVEMENTS BY TENANT

11.1        Landlord’s Consent Required.  Tenant shall not make any alterations, installations (other than the installation of moveable furnishings, equipment and other personal property of Tenant),

removals, additions or improvements (including, without limitation, Tenant’s Work) (collectively, “Alterations”) in or to the Premises without Landlord’s prior written approval of the contractor(s), written plans and specifications therefor.  Tenant shall not make any material amendments or additions to plans and specifications approved by Landlord without Landlord’s prior written consent.  Landlord’s approval of non-structural Alterations shall not be unreasonably withheld, conditioned or delayed provided they comply with the provisions of this Lease, including without limitation Section 4.2 above.  Notwithstanding the foregoing, Landlord may withhold its consent in its sole discretion (a) with respect to matters of aesthetics relating to Alterations to or affecting the exterior of the Building, and (b) to any Alteration affecting the Building structure.  Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with Legal Requirements, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design.  Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials (whether building standard or non-building standard), appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant.  Except as otherwise expressly set forth herein, all Alterations shall be done at Tenant’s sole cost and expense.  If Tenant shall make any Alterations which, in Landlord’s reasonable but sole discretion, would render the Premises less marketable than the same would be without such Alterations, then Landlord may elect, at the time of its approval of the plans therefor, to require Tenant at the expiration or sooner termination of the Term to restore the Premises to substantially the same condition as existed immediately prior to the Alterations; provided, however, it is understood and agreed that Landlord shall not have the right to require the removal of any Alterations in the Manufacturing Space constructed as part of Tenants Work.  Notwithstanding anything to the contrary contained herein, Landlord shall not require the removal of traditional biology wet-lab Alterations.  Tenant shall provide Landlord with reproducible record drawings of all Alterations within sixty (60) days after completion thereof.

11.2        After-Hours.  Landlord and Tenant recognize that, to the extent Tenant elects to perform some or all of the Alterations during times other than normal construction hours (i.e., Monday-Friday, 7:00 a.m. to 3:00 p.m., excluding holidays), Landlord will need to make arrangements to have supervisory personnel on site unless the 100% Requirement is met.  Accordingly, unless the 100% Requirement is met, Landlord and Tenant agree as follows:  Tenant shall give Landlord at least two (2) business days’ prior written notice of any time outside of normal construction hours when Tenant intends to perform portions of Tenant’s Work (the “After-Hours Work”); and Tenant shall reimburse Landlord, within ten (10) days after demand therefor, for the cost of Landlord’s supervisory personnel overseeing the After-Hours Work.

11.3        Harmonious Relations.     Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building, the Property or any part thereof.  In the event of any such difficulty, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such difficulty to leave the Property immediately.

11.4        Liens.     No Alterations shall be undertaken by Tenant until (i) all contractors for such Alteration have agreed to provide written Lien Waivers (partial and full) for work for which they’ve been paid; and (ii) with respect to any Alteration (other than Tenant’s Work) costing more than Fifty Thousand Dollars ($50,000) in any one instance, Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and has filed lien bond(s) (in jurisdictions where available) on behalf of such contractors.  Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days after notice to Tenant thereof, at Tenant’s expense by filing the bond required by law or otherwise.

11.5        Alterations Affecting the Roof.  With respect to any Alteration to or affecting the roof of the Building (“Roof Work”), Tenant shall use the roof contractor that performed the Roof Replacement or such other roof contractor approved by Landlord in Landlord’s sole discretion.  If any Roof Work invalidates the roof warranty, Tenant shall reimburse Landlord within thirty (30) days after demand for the costs of any repair that would have been covered by such warranty,

11.6        General Requirements.     Unless Landlord and Tenant otherwise agree in writing, Tenant shall (a) procure or cause others to procure on its behalf all necessary permits before undertaking any Alterations in the Premises; and (b) perform all of such Alterations in a good and workmanlike manner, employing materials of good quality and in compliance with Landlord’s construction rules and regulations applicable to Landlord’s commercial properties generally, all insurance requirements of this Lease, and Legal Requirements.  Tenant shall cause contractors employed by Tenant to (i) carry Worker’s Compensation Insurance in accordance with statutory requirements, (ii) carry Automobile Liability Insurance and Commercial General Liability Insurance (A) naming Landlord as an additional insured, and (B) covering such contractors on or about the Premises in such reasonable amounts as Landlord shall require, and (iii) submit binders evidencing such coverage to Landlord prior to the commencement of any such Alterations.

12.          SIGNAGE

                12.1        Restrictions.  Subject to Section 12.2 below, Tenant shall not place or suffer to be placed or maintained on the exterior of the Premises, any sign, banner, advertising matter or any other thing of any kind (including, without limitation, any hand-lettered advertising), and shall not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord’s written approval. No signs may be put on or in any window or elsewhere if visible from the exterior of the Building.

                12.2        Provided that and for so long as the Occupancy Requirement is met, Tenant shall have the right to erect and maintain two (2) signs on the exterior of the Building consisting of a (a) 36” x 154” single faced cabinet illuminated sign on the side of the building closest to Pacific Street, and (b) 78” x 12” x 3 ¼” deep blade sign above the Sidney Street entrance to the building (collectively, the “Exterior Signage”), provided (i) the Exterior Signage complies with all Legal Requirements (and Tenant shall have obtained and provided Landlord with copies of any necessary permits prior to erecting the Exterior Signage), (ii) the location of the Exterior Signage shall be subject to Landlord’s reasonable approval, (iii) the materials, design, lighting and method of installation of the Exterior Signage, and any requested changes thereto, shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (iv) Tenant shall at all times maintain the Exterior Signage in good order, condition and repair and shall remove the Exterior Signage at the expiration or earlier termination of the term hereof or upon Landlord’s written demand after the failure of Tenant to comply with the provisions of this Section 12.2, and shall repair any damage to the Building caused by the Exterior Signage or the installation or removal thereof.  Tenant shall have the right, from time to time throughout the term of this Lease, to replace its signage (if any) with signage which is equivalent to the signage being replaced, subject to all of the terms and conditions of this Section 12.2.

13.          ASSIGNMENT, MORTGAGING AND SUBLETTING

13.1        Landlord’s Consent Required.  Except as expressly otherwise set forth herein, Tenant shall not, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, assign, sublet, mortgage, license, transfer or encumber this Lease or the Premises in whole or in part, or permit the occupancy of all or any portion of the Premises by any person or entity other than Tenant’s employees (each of the foregoing, a “Transfer”).  Any purported Transfer made without Landlord’s consent, if required hereunder, shall be void and confer no rights upon any third person, provided that if there is a Transfer, Landlord may collect rent from the transferee without waiving the prohibition against Transfers, accepting the transferee, or releasing Tenant from full performance under this Lease.  In the event of any Transfer in violation of this Section 13, Landlord shall have the right to terminate this Lease upon thirty (30) days’ written notice to Tenant given within sixty (60) days after receipt of written notice from Tenant to Landlord of any Transfer, or within one (1) year after Landlord first learns of the Transfer if no notice is given. No Transfer shall relieve Tenant of its primary obligation as party-Tenant hereunder, nor shall it reduce or increase Landlord’s obligations under this Lease.  Notwithstanding anything to the contrary set forth herein, (a) the initial public offering of Tenant’s stock on a nationally recognized stock exchange in the United States of America shall not be deemed a Transfer, and (b) during such time as Tenant is a publicly traded company on a nationally recognized stock exchange in the United States of America, no sale of Tenant’s stock shall be deemed a Transfer.

13.2        Landlord’s Recapture Right

(a)           Without limiting the foregoing, except for Transfers to Affiliated Entities or Successors, Tenant shall, prior to offering or advertising an assignment of the Lease or a sublease, license or other occupancy agreement with respect to fifty percent (50%) or more of the Premises for the balance of the then-current Term, give a written notice (the “Recapture Notice”) to Landlord which: (i) states that Tenant desires to make a Transfer, (ii) identifies the affected portion of the Premises, which must be marketable (the “Recapture Premises”), and the earliest proposed effective date of the Transfer (which date shall be no less than twenty (20) business days after the date of the Recapture Notice), and (iii) offers to Landlord to terminate this Lease with respect to the Recapture Premises as of such proposed effective date.  Landlord shall have fifteen (15) business days within which to respond to an offer contained in the Recapture Notice, time being of the essence.  If Landlord accepts such offer, this Lease shall terminate as to the Recapture Premises on said proposed effective date with the same effect as to the Recapture Premises as if said proposed effective date were the date specified herein for the expiration of the Term, and Landlord and Tenant shall execute an amendment to this Lease reflecting the foregoing.

(b)           If Tenant does not enter into a Transfer with respect to the Recapture Premises on or before the date which is one hundred eighty (180) days after the earlier of: (x) the expiration of the 15-business day period specified in Section 13.2(a) above, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant’s offer contained in the Recapture Notice, time being of the essence, then prior to entering into any Transfer after such 180-day period, Tenant must deliver to Landlord a new Recapture Notice in accordance with Section 13.2(a) above

(c)           Notwithstanding anything to the contrary contained herein, if Landlord notifies Tenant that it accepts the offer contained in the Recapture Notice or any subsequent Recapture Notice, Tenant shall have the right, for a period of fifteen (15) days following receipt of such notice from Landlord, time being of the essence, to notify Landlord in writing that it wishes to withdraw such offer and this Lease shall continue in full force and effect.  If not withdrawn, then Landlord shall, at its sole costs and expense, demise the Recapture Premises form the Premises in accordance with Legal Requirements.

13.3        Standard of Consent to Transfer.  If Landlord does not timely give written notice to Tenant accepting a Recapture Offer or declines to accept the same, or Tenant has not obligated to give a Recapture Offer then Landlord agrees that, subject to the provisions of this Section 13, Landlord shall not unreasonably withhold, condition or delay its consent to a Transfer to an entity which will use the Premises for the Permitted Uses and, in Landlord’s reasonable opinion: (a) has the financial wherewithal to meet the obligations of such Transferee under the Transfer document(s), taking into account Tenant’s continuing liability hereunder; and (b) does not have a business reputation incompatible with the operation of a first-class combination office and laboratory building.  Landlord agrees to respond to any request for consent to a Transfer within ten (10) business days after receipt of all information required hereunder.

13.4        Listing Confers no Rights.  The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

13.5        Profits In Connection with Transfers.  Tenant shall, within thirty (30) days of receipt thereof, pay to Landlord fifty percent (50%) of any rent, sum or other consideration to be paid or given in connection with any Transfer (other than a Transfer to a Successor), either initially or over time, after deducting reasonable, actual out-of-pocket legal, brokerage and tenant improvement expenses incurred by Tenant in connection therewith, free rent, and unamortized improvements (including without limitation Tenant’s Work) paid for by Tenant (and not paid for with Landlord’s Contribution or the HVAC Contribution), in excess of Rent hereunder as if such amount were originally called for by the terms of this Lease as additional rent.

13.6                        Prohibited Transfers.  Notwithstanding any contrary provision of this Lease, Tenant shall have no right to make a Transfer unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into a Transfer and (ii) the date on which such Transfer is to take effect, Tenant is not in default of any of its obligations under this Lease (it being understood and agreed that if Tenant cures all defaults prior to the expiration of applicable grace period(s), Tenant shall then be entitled to make a Transfer in accordance with this Section 13).  Notwithstanding anything to the contrary contained herein, Tenant agrees that in no event shall Tenant make a Transfer to any government agency.

13.7                        Exceptions to Requirement for Consent.  Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent and without giving Landlord a Recapture Notice, to make a Transfer to (a) an Affiliated Entity (hereinafter defined) so long as such entity remains in such relationship to Tenant, and (b) a Successor, provided that prior to or simultaneously with any such Transfer, such Affiliated Entity or, within ten (10) business days after such Transfer, such Successor, as the case may be, executes and delivers to Landlord an assignment and assumption agreement in form and substance reasonably acceptable to Landlord whereby such Affiliated Entity or Successor, as the case may be, shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby such Affiliated Entity or Successor, as the case may be, shall expressly agree that the provisions of this Section 13 shall, notwithstanding such Transfer, continue to be binding upon it with respect to all future Transfers.  For the purposes hereof, an “Affiliated Entity” shall be defined as any entity which is controlled by, is under common control with, or which controls Tenant, provided that immediately after such Transfer such entity and Tenant shall have a combined net worth at least equal to Tenant immediately prior to such Transfer. For the purposes hereof, a “Successor” shall be defined as any entity into or with which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant’s stock or assets, provided that immediately after such Transfer the surviving entity shall have a tangible net worth at least equal to Tenant immediately prior to such Transfer.

14.                               INSURANCE; INDEMNIFICATION; EXCULPATION

14.1                        Tenant’s Insurance.

(a)                                 Tenant shall procure, pay for and keep in force throughout the Term (and for so long thereafter as Tenant remains in occupancy of the Premises) commercial general liability insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time any of the Tenant Parties shall first enter the Premises, of not less than Three Million Dollars ($3,000,000), and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord, provided that Landlord shall not require such increases more than once every five (5) years. Tenant shall also carry umbrella liability coverage in an amount of no less than Five Million Dollars ($5,000,000). Such policy shall also include contractual liability coverage covering Tenant’s liability assumed under this Lease, including without limitation Tenant’s indemnification obligations.  Such insurance policy(ies) shall name Landlord, Landlord’s managing agent and persons claiming by, through or under them, if any, as additional insureds.

(b)                                 Tenant shall take out and maintain throughout the Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called “all risk” coverage insurance in an amount equal to one hundred percent (100%) of the replacement cost insuring (i) all items or components of Tenant’s Work and Alterations (collectively, the “Tenant-Insured Improvements”), and (ii) Tenant’s furniture, equipment, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or the Building (collectively, “Tenant’s Property”).

(c)                                  Tenant shall take out and maintain a policy of business interruption insurance throughout the Term sufficient to cover at least twelve (12) months of Rent due hereunder and Tenant’s business losses during such 12-month period.

(d)                                 The insurance required pursuant to Sections 14.1(a), (b), and (c) (collectively, “Tenant’s Insurance Policies”) shall be effected with insurers approved by Landlord, with a rating of not less than “A-XI” in the current Best’s Insurance Reports, and authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies.  Tenant’s Insurance Policies shall each provide that it shall not be canceled or modified without at least thirty (30) days’ prior written notice to each insured named therein.  On or before the date on which any of the Tenant Parties shall first enter the Premises and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, Tenant shall deliver to Landlord binders of Tenant’s Insurance Policies issued by the respective insurers setting forth in full the provisions thereof together with evidence satisfactory to Landlord of the payment of all premiums for such policies.  In the event of any claim, and upon Landlord’s request, Tenant shall deliver to Landlord complete copies of Tenant’s Insurance Policies.  Upon request of Landlord, Tenant shall deliver to any Mortgagee copies of the foregoing documents.

14.2                        Indemnification.  Except to the extent caused by the negligence or willful misconduct of any of the Landlord Parties, Tenant shall defend, indemnify and save Landlord and Landlord’s agents, contractors and employees (collectively with Landlord, the “Landlord Parties”) harmless from and against any and all claims, damages, losses, penalties, costs, expenses and fees (including without limitation reasonable legal fees) (collectively, “Claims”) asserted by or on behalf of any person, firm, corporation or public authority arising during the Term or such period of time thereafter that Tenant or anyone claiming by, through or under Tenant shall be in possession of any portion of the Premises, or during the period of time, if any, prior to the Term Commencement Date that any of the Tenant Parties may have been given access to the Premises, for:

(a)                                 any bodily injury or death of any person, or loss of or damage to property arising out of or resulting from Tenant’s breach of any covenant or obligation under this Lease;

(b)                                 Any bodily injury or death of any person, or loss of or damage to property, sustained or occurring in, the Premises;

(c)                                  Any bodily injury or death of any person, or loss of or damage to property arising out of the use or occupancy of the Premises by or the negligence or willful misconduct of any of the Tenant Parties;

(d)                                 Monies due on account of any work done (other than by Landlord or any of the Landlord parties) at the Premises; and

(e)                                  any bodily injury or death of any person, or loss of or damage to property, resulting directly or indirectly from the moving of Heavy Equipment as described in Section 10.4.

14.3                        Property of Tenant.  Tenant covenants and agrees that, to the maximum extent permitted by Legal Requirements, all of Tenant’s Property at the Premises shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord, except, subject to Section 14.5 hereof, to the extent such damage or loss is due to the negligence or willful misconduct of any of the Landlord Parties.

14.4                        Limitation of Landlord’s Liability for Damage or Injury.  Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, except to the extent caused by or due to the negligence or willful misconduct of any of the Landlord Parties, and then, where notice and an opportunity to cure are appropriate (i.e., where Tenant has an opportunity to know or should have known of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition) only after (i) notice to Landlord of the condition claimed to constitute negligence or willful misconduct, and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having commenced to take all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent and practical temporary measures and safeguards to prevent or minimize (to the extent practicable) the risk of any injury, loss or damage to persons or property.  Notwithstanding the foregoing, in no event shall any of the Landlord Parties be liable for any loss which is covered by insurance policies actually carried or required to be so carried by this Lease; nor shall any of the Landlord Parties be liable for any such damage caused by other persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall any of the Landlord Parties be liable for any latent defect in the Premises or in the Building.

14.5                        Waiver of Subrogation; Mutual Release.  Notwithstanding any provision of the Lease to the contrary, Landlord and Tenant each hereby waives on behalf of itself and its property insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action, and agrees to make no claim, against the other and its agents, officers, servants, partners, shareholders, or employees (collectively, the “Related Parties”) for any loss or damage (other than rights of recovery, claims, actions, and causes of action relating to damage to the roof of the Building caused by Tenant, but including rights of recovery, claims, actions, and causes of action relating to damage to the roof of the Building caused by any Casualty (hereinafter defined)) that may occur to or within the Premises or the Building or any improvements thereto, or any personal property of such party therein which is insured against under any property insurance policy actually being maintained by the waiving party from time to time, even if not required hereunder, or which would be insured against under the terms of any insurance policy required, without regard to self-insurance, to be carried or maintained by the waiving party hereunder, whether or not such insurance coverage is actually being maintained, including, in every instance such loss or damage that may be caused by the negligence of the other party hereto and/or its Related Parties.  Landlord and Tenant each agrees to cause appropriate clauses to be included in its property insurance policies necessary to implement the foregoing provisions.

14.6                        Tenant’s Acts—Effect on Insurance.  Tenant shall not do or permit any Tenant Party to do any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason.  If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, Tenant shall reimburse Landlord upon demand for that part of any insurance premiums which shall have been charged because of such failure by Tenant, together with interest at the Default Rate until paid in full, within ten (10) days after receipt of an invoice therefor.  If Tenant’s particular use or occupancy of the Premises shall cause an increase in the insurance rates on the Building or on property located therein over that applicable when Tenant first took occupancy of the Premises hereunder, Tenant shall pay such increase to Landlord within ten (10) days after demand therefor.

14.7                        Landlord’s Insurance.  Landlord shall take out and maintain in force throughout the term hereof, in a company or companies authorized to do business in the Commonwealth of Massachusetts: (a) property insurance on the Building (exclusive of Tenant’s Property and the Tenant-Insured Improvements) in an amount equal to the full replacement value of the Building (exclusive of foundations and those items set forth in the preceding parenthetical in this sentence), covering  fire, vandalism, malicious mischief, extended coverage and so-called “all risk”; and (b) commercial general liability insurance against claims of bodily injury, personal injury and property damage arising out of Landlord’s operation of the Property, in such amount as a prudent owner of similar property would carry or as otherwise required by any Mortgagee.  The foregoing insurance may be maintained in the form of a blanket policy covering the Property as well as other properties owned by Landlord.  Notwithstanding the foregoing provisions of this Section 14.7, the original Landlord named hereunder shall have the right, at any time during the term hereof, to self-insure all or any portion of the coverages required by this Section 14.7.

15.                               CASUALTY; TAKING

15.1                        Damage.  If the Premises are damaged in whole or part because of fire or other casualty (“Casualty”), or if the Premises are subject to a taking in connection with the exercise of any power of eminent domain, condemnation, or purchase under threat or in lieu thereof (any of the foregoing, a “Taking”), then unless this Lease is terminated in accordance with Section 15.2 below, Landlord shall restore the Building and/or the Premises to substantially the same condition as existed immediately following completion of Landlord’s Work, or in the event of a partial Taking which affects the Building and the Premises, restore the remainder of the Building and the Premises not so Taken to substantially the same condition as is reasonably feasible.  Subject to rights of Mortgagees, Tenant Delays, Legal Requirements then in existence and to delays for adjustment of insurance proceeds or Taking awards, as the case may be, and instances of Force Majeure, and subject to the termination rights of the parties set forth in this Section 15, Landlord shall exercise commercially reasonable efforts to substantially complete such restoration as promptly as practicable.  Upon substantial completion of such restoration by Landlord, Tenant shall (a) use diligent efforts to complete restoration of the Premises to substantially the same condition as existed immediately prior to such Casualty or Taking, as the case may be, as soon as reasonably possible, or (b) with Landlord’s approval with respect to any Casualty or Taking occurring during the last thirty (30) months of the Term, assign to Landlord all of Tenant’s right, title and interest in and to any and all insurance proceeds relating to such Casualty of Taking, as the case may be.  Tenant agrees to cooperate with Landlord in such manner as Landlord may reasonably request to assist Landlord in collecting insurance proceeds due in connection with any Casualty which affects the Premises or the Building.  In no event shall Landlord be required to expend more than the Net (hereinafter defined) insurance proceeds Landlord receives for damage to the Premises and/or the Building or the Net Taking award attributable to the Premises and/or the Building.  “Net” means the insurance proceeds or Taking award actually paid to Landlord (and not paid over to a Mortgagee) less all costs and expenses, including adjusters and attorney’s fees, of obtaining the same.  Tenant shall pay to Landlord Tenant’s Building Percentage Share of any deductible under any property insurance policy maintained by Landlord.  Except as Landlord may elect pursuant to this Section 15.1, under no circumstances shall Landlord be required to repair any damage to, or make any repairs to or replacements of, any Tenant-Insured Improvements.  Landlord and Tenant shall work cooperatively in good faith to mutually determine how the restoration responsibilities of Landlord and Tenant under this Section 15.1 might be performed so as to restore the Premises as quickly as possible.

15.2                        Termination Rights.

(a)                                 Landlord’s Termination Rights.  Landlord may terminate this Lease upon thirty (30) days’ prior written notice to Tenant if:

(i)                                     more than thirty-five percent (35%) of the Building or any material means of access thereto is taken; or

(ii)                                  more than thirty-five percent (35%) of the Building is damaged by Casualty.

(b)                                 Tenant’s Termination Right.  If Landlord is so required but fails (subject to the conditions set forth in Section 15.1 above) to substantially complete its restoration obligations with respect to the Premises within (i) ten (10) months after the date of the Casualty or Taking, as the case may be, with respect to substantial reconstruction of at least fifty percent (50%) of the Building, or (ii) one hundred fifty (150) days after the date of the Casualty or Taking, as the case may be, in the case of restoration of less than fifty percent (50%) of the Building, then Tenant may terminate this Lease upon thirty (30) days’ written notice to Landlord; provided, however, that if Landlord completes such restoration within thirty (30) days after receipt of any such termination notice, such termination notice shall be null and void and this Lease shall continue in full force and effect.  The remedies set forth in this Section 15.2(b) and in Section 15.2(c) below are Tenant’s sole and exclusive rights and remedies based upon Landlord’s failure to complete the restoration of the Premises as set forth herein.

(c)                                  Either Party May Terminate.

(i)                                     In the case of any Casualty or Taking affecting the Premises and occurring during the last twelve (12) months of the Term, then (A) if such Casualty or Taking results in more than twenty-five percent (25%) of the floor area of the Premises being unsuitable for the Permitted Uses, or (B) the damage to the Premises is estimated to cost more than $250,000 to restore, then either Landlord or Tenant shall have the option to terminate this Lease upon thirty (30) days’ written notice to the other.

(ii)                                  Either Landlord or Tenant shall have the option to terminate this Lease upon thirty (30) days’ written notice to the other if the estimated time for Landlord to substantially complete its restoration obligations exceeds ten (10) months from the date on which the Casualty or Taking occurs.

(iii)                               Either Landlord or Tenant shall have the option to terminate this Lease upon thirty (30) days’ written notice to the other if Landlord’s estimated insurance proceeds will be inadequate to cover the cost of Landlord’s restoration obligations and Landlord is unwilling or unable to fund the shortfall.

(d)                                 Automatic Termination.  In the case of a Taking of the entire Premises, then this Lease shall automatically terminate as of the date of possession by the Taking authority.

(e)                                  If this Lease shall be terminated by Tenant pursuant to this Section 15.2, then Tenant shall assign to Landlord all of its right, title and interest in and to the insurance proceeds for the Tenant-Insured Improvements.

15.3                        Taking for Temporary Use.  If the Premises are Taken for temporary use, this Lease and Tenant’s obligations, including without limitation the payment of Rent, shall continue.  For purposes hereof, a “Taking for temporary use” shall mean a Taking of ninety (90) days or less.

15.4                        Disposition of Awards.  Except for (i) so much of the award for a Taking for temporary use as is attributable to the Term, which shall belong to Tenant, and (ii) any separate award for Tenant’s movable trade fixtures, relocation expenses, and unamortized leasehold improvements paid for by Tenant (provided that such separate award may not reduce Landlord’s award), all Taking awards to Landlord or Tenant shall be Landlord’s property without Tenant’s participation, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award.  Tenant may pursue its own claim against the Taking authority.

16.                               ESTOPPEL CERTIFICATE.  Tenant shall at any time and from time to time upon not less than ten (10) days’ prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which Rent has been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default, and such other facts, to the best of Tenant’s knowledge, as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of any interest of Landlord therein, any Mortgagee or prospective Mortgagee thereof, any master or ground lessor or prospective master or ground lessor thereof, any master or ground lessee or prospective master or ground lessee thereof, or any prospective assignee of any mortgage thereof.  Time is of the essence with respect to any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sales and the like.  If Tenant shall fail to execute and deliver to Landlord any such statement within such ten-day period, Landlord shall have the right to charge Tenant a fee equal to $100 per day until executed and delivered, and Tenant shall pay such fee, as additional rent, within thirty (30) days after demand therefor.

17.                               HAZARDOUS MATERIALS

17.1                        Prohibition.  Tenant shall not, without the prior written consent of Landlord, bring or permit to be brought or kept in or on the Premises or elsewhere in the Building or the Property (i) any inflammable, combustible or explosive fluid, solid, gas, material, chemical or substance (except for standard office supplies stored in ordinary amounts in proper containers); and (ii) any Hazardous Material (hereinafter defined), other than the types and quantities of Hazardous Materials which are listed on Exhibit 6 attached hereto (“Tenant’s Hazardous Materials”), provided that Tenant’s Hazardous Materials shall only and at all times be brought upon, kept or used in so-called ‘control rooms’ and in accordance with all applicable Environmental Laws (hereinafter defined) and prudent environmental practice and (with respect to biomedical materials, medical waste and so-called “biohazard” materials) good medical practice.  Tenant shall be responsible for assuring that all laboratory uses are adequately and properly vented.  On or before each anniversary of the Rent Commencement Date, and on any earlier date during the 12-month period on which Tenant intends to add a new Hazardous Material or materially increase the quantity of any Hazardous Material to the list of Tenant’s Hazardous Materials, Tenant shall submit to Landlord an updated list of Tenant’s Hazardous Materials for Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall have the right, from time to time, to inspect the Premises for compliance with the terms of this Section 17.1.  Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Materials which Tenant does not properly manage, handle, store or dispose of in compliance with all applicable Environmental Laws (hereinafter defined), prudent environmental practice and (with respect to medical waste and so called “biohazard materials”) good medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the Building or the Property until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter properly manage, handle, store or dispose of such material.

17.2                        Environmental Laws.  For purposes hereof, “Environmental Laws” shall mean all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction regulating any release or discharge by any of the Tenant Parties into the air, surface water, sewers, soil or groundwater of any Hazardous Material (hereinafter defined) whether within or outside the Premises, including, without limitation (a) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., (b) the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (c) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., (d) the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., (e) Chapter 21E of the General Laws of Massachusetts and (f) the Atomic Energy Act of 1954, 42 USC Section 2011 et al.  Tenant, at its sole cost and expense, shall comply with (i) Environmental Laws, and (ii) any rules, requirements and safety procedures of the Massachusetts Department of Environmental Protection, the City of Cambridge and any insurer of the Building or the Premises with respect to Tenant’s use, storage and disposal of any Hazardous Materials.

17.3.                     Hazardous Material Defined. As used herein, the term “Hazardous Material” means asbestos, oil or any hazardous, radioactive or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law. The term “Hazardous Material” includes, without limitation, oil and/or any material or substance which is designated as a “hazardous substance,” “hazardous waste”, “hazardous material,” toxic substance or words of similar effect under any Environmental Law.

17.4                        Testing.  If any Mortgagee or governmental authority requires testing to determine whether there has been any release of Hazardous Materials for which any of the Tenant Parties is responsible at or affecting the Property, then Tenant shall reimburse Landlord upon demand, as additional rent, for the reasonable costs thereof, together with interest at the Default Rate until paid in full.  Tenant shall execute affidavits, certifications and the like, as may be reasonably requested by Landlord from time to time concerning Tenant’s best knowledge and belief concerning the presence of Hazardous Materials, in, on, at or under the Premises, the Building or the Property.

17.5.                     Indemnity.  Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord Parties harmless from and against any and all Claims arising out of contamination of any part of the Property or other adjacent property, which contamination arises as a result of: (a) the presence of Hazardous Material in, on, at or under the Property, the presence of which is caused by any act or wrongful omission of any of the Tenant Parties, (b) the presence of Hazardous Material in, on, at or migrating from the Building, except to the extent present on the date hereof, or (c) a breach by Tenant of its obligations under this Section 17. This indemnification of the Landlord Parties by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any assessment, cleanup, remedial, removal or restoration work or any other response action required by any federal, state or local governmental agency or political subdivision or any Environmental Laws because of Hazardous Material present in the soil or ground water in, at, on or under the Property based upon the circumstances identified in the first sentence of this Section 17.5. The indemnification and hold harmless obligations of Tenant under this Section 17.5 shall survive the expiration or any earlier termination of this Lease with respect to Claims arising prior thereto. Without limiting the foregoing, if the presence of any Hazardous Material in, at, on or under the Building or otherwise in, at, on or under the Property is based upon the circumstances identified in the first sentence of this Section 17.5 and results in any contamination of any part of the Property or any adjacent property, Tenant shall promptly take all actions at Tenant’s sole cost and expense as are necessary to return the Property or any adjacent property to their condition as of the date of this Lease, provided that Tenant shall first obtain Landlord’s approval of such actions, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions, in Landlord’s reasonable discretion, would not potentially have any adverse effect on the Property, and, in any event, Landlord shall not withhold its approval of any proposed actions to the extent the same are required by applicable Environmental Laws (such approved actions, “Tenant’s Remediation”). Tenant shall have the right in good faith to negotiate with governmental authorities and to contest the applicability, interpretation or effect of any Environmental Law and to defer compliance with the provisions of this Section 17.5 during the pendency of such negotiation or contest so long as Landlord suffers no loss or damage as a result of such deferred compliance.

17.6                        Disclosures.  Prior to bringing any Hazardous Material into any part of the Property, Tenant shall deliver to Landlord the following information with respect thereto: (a) a description of handling, storage, use and disposal procedures; (b) all plans or disclosures and/or emergency response plans which Tenant has prepared, including without limitation Tenant’s Spill Response Plan, and all plans which Tenant is required to supply to any governmental agency or authority pursuant to any Environmental Laws; and (c) other information reasonably requested by Landlord.

17.7                        Tenant’s Responsibility. Notwithstanding anything to the contrary contained herein, Tenant shall not be responsible for any costs or expenses arising out of the presence of Oil and/or Hazardous Materials in, on, at or under the Property unless resulting from (a) the presence of Hazardous Material in, on, at or under the Property, the presence of which is caused by any act or wrongful omission of any of the Tenant Parties, (b) the presence of Hazardous Materials in, on, at or migrating from the Building (but for purposes of this Subsection (b), not first migrating from the Land or Property), except to the extent present on the date hereof and except to the extent resulting from the negligence or willful misconduct of any of the Landlord Parties, or (c) a breach by Tenant of its obligations under this Section 17. Landlord shall, at its sole cost and expense, comply with all Environmental Laws with respect to the existence of Hazardous Materials in, on or at the Property as of the date hereof.

17.8                        Remediation After End of Term.  In the event that Tenant fails to complete Tenant’s Remediation prior to the end of the Term, then:

(a)                                 Until the completion of Tenant’s Remediation (as evidenced by the certification of

Tenant’s Licensed Site Professional (as that term is defined by applicable Environmental Laws), who shall be reasonably acceptable to Landlord) (the “Remediation Completion Date”), Tenant shall pay to Landlord Additional Rent on account of Operating Costs, Additional Rent on account of Taxes, and Base Rent in an amount equal to the greater of (i) the fair market rental value of the Premises (determined in substantial accordance with the process described in Section 1.2 above), and (ii) the Base Rent in effect immediately prior to the end of the Term;

(b)                                 Landlord shall have the right to either (i) assume control for overseeing Tenant’s Remediation, in which event Tenant shall pay all reasonable costs and expenses of Tenant’s Remediation (it being understood and agreed that all costs and expenses of Tenant’s Remediation incurred pursuant to contracts entered into by Tenant shall be deemed reasonable) within thirty (30) days of demand therefor (which demand shall be made no more often than monthly), and Tenant shall continue to be the party identified on any governmental filings as the party responsible for the performance of such Tenant’s Remediation, or (ii) require Tenant to maintain responsibility for Tenant’s Remediation, in which event Tenant shall diligently pursue the completion of Tenant’s Remediation as soon as reasonably practicable in accordance with Environmental Laws; and

(c)                                  Until the Remediation Completion Date, Tenant shall have the right to use and occupy the Property subject to and in accordance with the terms and conditions of this Lease, and Tenant shall perform all of its obligations hereunder during any such use and occupancy period, provided that such use and occupancy by Tenant does not interfere with the performance of, and does not delay the completion of, Tenant’s Remediation.

Nothing in this Section 17.8 shall be deemed to prevent Tenant from deferring compliance with the provisions of this Section 17.8 during the pendency of good faith negotiations with governmental authorities and/or contest with respect to the applicability, interpretation or effect of any Environmental Law so long as Landlord suffers no loss or damage as a result of such deferred compliance. The obligations of the parties under this Section 17.8 shall survive the expiration or earlier termination of the Term hereof.

18.                               RULES AND REGULATIONS.  Tenant will faithfully observe and comply with all reasonable rules and regulations promulgated from time to time with respect to the Building, the Property and construction within the Property (collectively, the “Rules and Regulations”). The current version of the Rules and Regulations is attached hereto as Exhibit 5.  In the case of any conflict between the provisions of this Lease and any future Rules and Regulations, the provisions of this Lease shall control.  Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.  Landlord shall uniformly enforce the Rules and Regulations.

19.                               LEGAL REQUIREMENTS.  Tenant shall be responsible at its sole cost and expense for complying with (and keeping the Premises in compliance with) all Legal Requirements which are applicable to Tenant’s particular use or occupancy of, or Tenant’s Work or Alterations made by or on behalf of Tenant to, the Premises, and Tenant shall pay all costs, expenses, fees, penalties, charges arising out of Tenant’s failure to so comply or cause to comply (which payment obligation shall survive the expiration or earlier termination of the Term hereof).  Tenant shall furnish all data and information to governmental authorities, with a copy to Landlord, as required in accordance with Legal Requirements as they relate to Tenant’s use or occupancy of the Premises or the Building.  If Tenant receives notice of any violation of Legal Requirements applicable to the Premises or the Building, it shall give prompt notice thereof to Landlord.  Nothing contained in this Section 19.1 shall be construed to expand the uses permitted hereunder beyond the Permitted Uses.  Landlord shall comply with any Legal Requirements and with any direction of any public office or officer relating to the maintenance or operation of the Building as a combination office and laboratory building, and the costs so incurred by Landlord shall be included in Operating Costs to the extent consistent with the provisions of Section 5.2.

20.                               DEFAULT

20.1                        Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder by Tenant:

(a)                                 If Tenant fails to make any payment of Rent or any other payment required hereunder, as and when due, and such failure shall continue for a period of five (5) business days after notice thereof from Landlord to Tenant; provided, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if (i) Tenant fails to make any payment within five (5) business days after the due date therefor, and (ii) Landlord has given Tenant written notice under this Section 20.1(a) on more than two (2) occasions during the twelve (12) month interval preceding such failure by Tenant;

(b)                                 If Tenant shall permanently abandon the Premises (whether or not the keys shall have been surrendered or the Rent shall have been paid) and shall not be actively marketing the same for a Transfer;

(c)                                  intentionally omitted;

(d)                                 If Tenant shall fail to maintain any insurance required hereunder;

(e)                                  If Tenant shall fail to restore the Security Deposit to its original amount or deliver a replacement Letter of Credit as required under Section 7 above and such failure continues for five (5) business days after notice thereof from Landlord to Tenant;

(f)                                   intentionally omitted;

(g)                                  intentionally omitted;

(h)                                 The failure by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified above, and such failure continues for more than thirty (30) days after notice thereof from Landlord; provided, further, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than one hundred twenty (120) days from the date of such notice from Landlord;

(i)                                     Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant’s inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors;

(j)                                    Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors,

(k)                                 [intentionally omitted]

(l)                                     any judgment, attachment or the like in excess of $1,000,000 shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within thirty (30) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within thirty (30) days of such entry, recording or filing, as the case may be;

(m)                             the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter;

(n)                                 a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s Property and such appointment shall not be vacated within thirty (30) days;

(o)                                 any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding.

20.2                        Remedies.  Upon an Event of Default, Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of Rent or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Expiration Date.  Upon such termination, Landlord shall have the right to utilize the Security Deposit or draw down the entire Letter of Credit, as applicable, and apply the proceeds thereof to its damages recoverable hereunder.  Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, by lawful process, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same, as of its former estate; and expel Tenant and those claiming under Tenant.  The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

20.3                        Damages - Termination.

(a)                                 Upon the termination of this Lease under the provisions of this Section 20, Tenant shall pay to Landlord Rent up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord made within one hundred fifty (150) days after such termination, either:

(i)                                     the amount (discounted to present value at the rate of eight percent (8%) per annum) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under Section 20.3(a)(ii) below), (x) the aggregate of Rent projected over the period commencing with such termination and ending on the Expiration Date, exceeds (y) the aggregate projected rental value of the Premises for such period, taking into account a reasonable time period during which the Premises shall be unoccupied, plus all Reletting Costs (hereinafter defined); or

(ii)                                  amounts equal to Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease (if not previously recovered), as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom (collectively, “Reletting Costs”), it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term; and provided, further, that (x) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (y) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Section 20.3(a)(ii) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord.  If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.  Landlord shall use reasonable efforts to mitigate any damages hereunder following any termination of this Lease or any termination of Tenant’s possession of the Premises. The obligation of Landlord to use reasonable efforts to mitigate damages shall not be construed to require Landlord to rent all or any portion of the Premises for a use which, or to a tenant who, would not qualify pursuant to the assignment provisions of this Lease, or to prioritize the renting of the Premises over other space which Landlord may have available in the Building, the Property or in other properties owned by Landlord or affiliates thereof.

(b)                                 In calculating the amount due under Section 20.3(a)(i), above, there shall be included, in addition to the Base Rent, all other considerations agreed to be paid or performed by Tenant, including without limitation Tenant’s Share of Operating Costs and Tenant’s Share of Taxes, on the assumption that all such amounts and considerations would have increased at the rate of four percent (4%) per annum for the balance of the full term hereby granted.

(c)                                  Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been terminated hereunder.

(d)                                 Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any Event of Default hereunder.

20.4                        Landlord’s Self-Help; Fees and Expenses.  If there shall exist any uncured Event of Default in the performance of any covenant on Tenant’s part to be performed in this Lease contained, including without limitation the obligation to maintain the Premises in the required condition pursuant to Section 10.1 above, Landlord may, upon reasonable advance notice, except that no notice shall be required in an emergency, immediately, or at any time thereafter, perform the same for the account of Tenant.  Tenant shall pay to Landlord upon demand therefor any costs incurred by Landlord in connection therewith, together with interest at the Default Rate until paid in full.  In addition, Tenant shall pay all of Landlord’s costs and expenses, including without limitation reasonable attorneys’ fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord or any of the Landlord Parties, without its fault, being made party to any litigation pending by or against any of the Tenant Parties.

20.5                        Waiver of Redemption, Statutory Notice and Grace Periods.  Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future Legal Requirements to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.  Except to the extent expressly provided herein or as prohibited by Legal Requirements, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

20.6                        Landlord’s Remedies Not Exclusive.  Except as otherwise expressly provided hereunder, the specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

20.7                        No Waiver.  Landlord’s failure to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.  The payment by Tenant of any sum demanded by Landlord shall not be deemed a waiver of Tenants right to dispute the obligation to pay such sum and seek a refund thereof so long as such payment is accompanied by a notice of Tenant’s intent to dispute the same; provided that the foregoing shall not derogate from Tenant’s rights under Section 5.2(k) above.  The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other user of the Property shall not be deemed a waiver of any such Rules and Regulations.  No provisions of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party.  No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to

Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

20.8                        Restrictions on Tenant’s Rights.  During the continuation of any Event of Default, Tenant shall not have the right to make, nor to request Landlord’s consent or approval with respect to, any Alterations or Transfers.

20.9                        Landlord Default.  Notwithstanding anything to the contrary contained in the Lease, Landlord shall in no event be in default in the performance of any of Landlord’s obligations under this Lease unless Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default, provided Landlord commences cure within 30 days and pursues such cure to completion with reasonable diligence) after notice by Tenant to Landlord (with a copy to each Mortgagee pursuant to Section 22.2) properly specifying wherein Landlord has failed to perform any such obligation.  Except as expressly set forth in this Lease, Tenant shall not have the right to terminate or cancel this Lease or to withhold rent or to set-off or deduct any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord, unless same continues after notice to Landlord thereof and a opportunity for Landlord to cure the same as set forth above.

21.                               SURRENDER; ABANDONED PROPERTY; HOLD-OVER

21.1                        Surrender

(a)                                 Upon the expiration or earlier termination of the Term, Tenant shall (i) peaceably quit and surrender to Landlord the Premises (including without limitation all lab benches, fume hoods, electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment therein) broom clean, in such order, repair and condition as Tenant is required to maintain the same hereunder; (ii) remove all of Tenant’s Property, all autoclaves and cage washers and, to the extent properly specified by Landlord in accordance with Section 11 above, Alterations made by Tenant; (iii) deliver to Landlord a certification from an industrial hygienist reasonably acceptable to Landlord certifying that the Premises have been properly decommissioned in accordance with a protocol reasonably approved by Landlord; and (iv) repair any damages to the Premises or the Building caused by the installation or removal of Tenant’s Property and/or such Alterations.  Tenant’s obligations under this Section 21.1(a) shall survive the expiration or earlier termination of this Lease.

(b)                                 No act or thing done by Landlord during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord.  Unless otherwise agreed by the parties in writing, no employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the expiration or earlier termination of this Lease.  The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises.

21.2                        Abandoned Property.  After the expiration or earlier termination hereof, if Tenant fails to remove any of Tenant’s Property from the Building or the Premises which Tenant is obligated by the terms of this Lease to remove within five (5) business days after written notice from Landlord, such property (the “Abandoned Property”) shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit.  If any item of Abandoned Property shall be sold, Tenant hereby agrees that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, to the expenses of the sale, the cost of moving and storage, any damages to which Landlord may be entitled under Section 20 hereof or pursuant to law, and to any arrears of Rent.

21.3                        Holdover.  If any of the Tenant Parties holds over after the end of the Term other than pursuant to Section 17.8 above, Tenant shall be deemed a tenant-at-sufferance subject to the provisions of this Lease; provided that whether or not Landlord has previously accepted payments of Rent from Tenant,

(i) Tenant shall pay Base Rent pro-rated daily at 150% of the highest rate of Base Rent payable during the Term with respect to the first thirty (30) days of such holdover, and at 200% of the highest rate of Base Rent payable during the Term thereafter, and (ii) Tenant shall continue to pay to Landlord all additional rent.  In addition, in the event Tenant holds over for a period in excess of thirty (30) days, then Tenant shall be liable for all actual damages, including without limitation consequential damages, incurred by Landlord as a result of such holding over, Tenant hereby acknowledging that Landlord may need the Premises after the end of the Term for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding over cannot be determined as of the Execution Date.  Nothing contained herein shall grant Tenant the right to hold over after the expiration or earlier termination of the Term.

22.                               MORTGAGEE RIGHTS

22.1                        Subordination. Tenant’s rights and interests under this Lease shall be (i) subject and subordinate to any ground lease not inconsistent with this Lease, and to the lien of any mortgages, deeds of trust, overleases, or similar instruments covering the Premises, the Building and/or the Land and to all advances, modifications, renewals, replacements, and extensions thereof (each of the foregoing, a “Mortgage”), or (ii) if any Mortgagee elects, prior to the lien of any present or future Mortgage.  Tenant further shall attorn to and recognize any successor landlord, whether through foreclosure or otherwise, as if the successor landlord were the originally named landlord.  The provisions of this Section 22.1 shall be in each case conditioned upon Tenant’s receipt of a commercially reasonable subordination, non-disturbance and attornment agreement in recordable form.

22.2                        Notices.  Tenant shall give each Mortgagee a copy of each notice given to Landlord concurrently with the notice to Landlord, and each Mortgagee shall have a reasonable opportunity thereafter to cure a Landlord default, and Mortgagee’s curing of any of Landlord’s default shall be treated as performance by Landlord.

22.3                        Intentionally Omitted.

22.4                        Mortgagee Liability.  Tenant acknowledges and agrees that if any Mortgage shall be foreclosed, (a) the liability of the Mortgagee and its successors and assigns shall exist only so long as such Mortgagee or purchaser is the owner of the Premises, and such liability shall not continue or survive as to claims arising after further transfer of ownership (but shall otherwise survive); and (b) such Mortgagee and its successors or assigns shall not be (i) liable for any act or wrongful omission of any prior lessor under this Lease; (ii) liable for the performance of Landlord’s covenants pursuant to the provisions of this Lease other than continuing defaults relating to the maintenance of the Property which arise and accrue prior to such entity succeeding to the interest of Landlord under this Lease or acquiring such right to possession; (iii) subject to any offsets or defense which Tenant may have at any time against any prior lessor; (iv) bound by any base rent or other sum which Tenant may have paid more than one (1) month prior to the due date therefor; or (v) liable for the performance of any covenant of Landlord under this Lease which is capable of performance only by the original Landlord.

23.                               QUIET ENJOYMENT.  Landlord covenants that so long as Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises during the Term from and against the claims of all persons lawfully claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and Permitted Encumbrances.

24.                               NOTICES.  Any notice, consent, request, bill, demand or statement hereunder (each, a “Notice”) by either party to the other party shall be in writing and shall be deemed to have been duly given when either delivered by hand or by nationally recognized overnight courier (in either case with evidence of delivery or refusal thereof) addressed as follows:  (a) If to Landlord: Massachusetts Institute of Technology, 238 Main Street, Suite 200, Cambridge, MA 02142, Attention:  Steven C. Marsh; With copies to: (i) Goulston & Storrs, 400 Atlantic Avenue, Boston, MA 02110, Attention:  Daniel D. Sullivan, Esquire; and (ii) Meredith

& Grew, 55 Hayward Street, Cambridge, MA 02142, Attention: John Sullivan; and (b) if to Tenant:  149 Sidney Street, Cambridge, MA 02138-4239, Attention:  Peter Courossi.  Notwithstanding the foregoing, any notice regarding ordinary business operations (e.g., exercise of a right of access to the Premises, maintenance activities, invoices, etc.) may also be given by written notice delivered by facsimile to (a) Tenant to any person at the Premises whom Landlord reasonably believes is authorized to receive such notice on behalf of Tenant without copies as specified above, and (b) Landlord to Colliers Meredith & Grew (or such other managing agent as Landlord may specify from time to time) without copies as specified above.  Either party may at any time change the address or specify an additional address for such Notices by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States.  Notices shall be effective upon the date of receipt or refusal thereof.

25.                               MISCELLANEOUS

25.1                        Reparability.  If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

25.2                        Captions.  The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

25.3                        Broker. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Lease other than Meredith & Grew (“Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.  Landlord shall be solely responsible for the payment of any brokerage commissions to Broker.

25.4                        Entire Agreement. This Lease, Lease Summary Sheet and Exhibits 1-7 attached hereto and incorporated herein contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein.  Tenant and Landlord each acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that it in no way relied upon any other statements or representations, written or oral. This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto.

25.5                        Governing Law.  This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

25.6                        Representation of Authority.  By his or her execution hereof, each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he or she is duly authorized to execute this Lease on behalf of such party. Upon Landlord’s request, Tenant shall provide Landlord with evidence that any requisite resolution, corporate authority and any other necessary consents have been duly adopted and obtained.

25.7                        Expenses Incurred by Landlord Upon Tenant Requests.  Tenant shall, upon demand, reimburse Landlord for all reasonable third party expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed Alterations (other than Tenant’s Work) to be made by Tenant to the Premises or in connection with requests by Tenant for Landlord’s consent to make a Transfer.  Such costs shall be deemed to be additional rent under this Lease.

25.8                        Survival.  Without limiting any other obligation of Tenant which may survive the expiration or prior termination of the Term, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease shall survive the expiration or prior termination of the

Term as to claims arising prior thereto.

25.9                        Limitation of Liability.  Tenant shall neither assert nor seek to enforce any claim against Landlord or any of the Landlord Parties, or the assets of any of the Landlord Parties, for breach of this Lease or otherwise, other than against Landlord’s interest in the Building including the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease.  This Section 25.9 shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord.  Landlord and Tenant specifically agree that in no event shall any officer, director, trustee, employee or representative of Landlord or any of the other Landlord Parties ever be personally liable for any obligation under this Lease, nor shall Landlord or of any of the other Landlord Parties be liable for consequential or incidental damages or for lost profits whatsoever in connection with this Lease.  In addition, Landlord and Tenant specifically agree that in no event shall any officer, director, trustee, employee or representative of Tenant or of any of the other Tenant Parties ever be personally liable for any obligation under this Lease, nor shall Tenant or any of the other Tenant Parties be liable for consequential or incidental damages or for lost profits whatsoever under or for breach of any provision of this Lease except pursuant to Section 21.3 above.

25.10                 Binding Effect.  The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Section 13 hereof shall operate to vest any rights in any successor or assignee of Tenant.

25.11                 Landlord Obligations upon Transfer.  Upon any sale, transfer or other disposition of the Building, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord thereafter to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord thereafter to be performed, except as otherwise agreed in writing.

25.12                 No Grant of Interest.  Tenant shall not grant any security interest whatsoever in any item paid in whole or in part with Landlord’s Contribution without the consent of Landlord.

26.                               EXPANSION AT 148 SIDNEY STREET.

26.1                        Provided (a) the Occupancy Requirement is met; and (c) there is no Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default (i) as of the date of the Expansion Notice (hereinafter defined), and (ii) at the commencement of the Expansion Term (hereinafter defined) it being understood and agreed that if Tenant cures all defaults before the expiration of applicable grace period(s), then Tenant shall then be entitled to deliver an Expansion Notice within five (5) business days after effectuating such cure), Tenant shall have the option to lease that certain building containing approximately 15,000 rentable square feet located at 148 Sidney Street, Cambridge, MA (the “Expansion Premises”) for a term commencing on the date on which the Expansion Premises are available for lease (estimated to be on or about November 1, 2010) and otherwise on substantially the same terms and conditions contained in this Lease, except that (A) Base Rent shall be $2.75 less per rentable square foot; (B) Tenant shall have the right to use twenty-three (23) parking spaces, and (C) there shall be no Landlord’s Contribution or HVAC Contribution.  Tenant must exercise such option to extend by giving Landlord written notice (the “Expansion Notice”) on or before October 30, 2009 (the “Exercise Date”), time being of the essence.  If Tenant fails to deliver the Expansion Notice to Landlord on or before the Exercise Date, Landlord shall have the right to lease the Expansion Premises to any party on whatever terms and conditions Landlord may decide in its sole discretion. Upon the timely giving of the Expansion Notice, and provided that all conditions precedent set forth in this Section 26.1 are met, then Landlord shall submit to Tenant, and Tenant shall execute and deliver to Landlord within thirty (30) days of receipt thereof, a lease in substantially the form of this Lease, mutatis mutandis and incorporating all of the terms and conditions set forth in this Section 26.  Landlord and Tenant shall reasonably diligently negotiate such lease in good faith.  If the parties fail to execute and deliver the lease within said thirty (30) day period, subject to reasonable extensions of time if the parties are negotiating significant terms in good faith, then any dispute(s) over the language of such lease may be submitted by either party to binding arbitration in Boston before a single arbitrator pursuant to the accelerated rules of the American Arbitration Association.

26.2                        Termination of Rights. All rights of Tenant under this Section 26 shall terminate upon the expiration or earlier termination of the term of this Lease.

26.3                        Rights Personal to Tenant. Except in connection with the Transfer of this Lease to a Successor or Affiliated Entity, Tenant may not assign, mortgage, pledge, encumber or otherwise transfer its interest or rights under this Section 26, and any such purported transfer or attempt to transfer shall be void and without effect and shall terminate Tenant’s rights under this Section 26.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF the parties hereto have executed this Lease as a sealed instrument as of the Execution Date.

LANDLORD

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:	MIT Investment Management Company

By:	/s/ Seth D. Alexander
Name:	Seth D. Alexander
Title:	President
MIT Investment Management Company

TENANT
ACCELERON PHARMA INC.

By:	/s/ John Knopf
Name:	John Knopf
Title:	CEO

APPROVED AS TO LEGAL FORM
Initials:	/s/ JDQ
Date: 5/20/08
Acceleron Legal Department

EXHIBIT 1

LEASE PLAN

1

SIDNEY STREET
MERRIAM STREET
WAVERLY STREET
LOT AREA = 51,774 S.F.
MASSACHUSETTS INSTITUTE OF TECHNOLOGY
EXISTING
PARKING LOT
RESTRIPING
PLAN OF LAND
IN
CAMBRIDGE, MASS.
4175-018

EXHIBIT 1A

RECONFIGURATION PLAN

EXHIBIT 2

LEGAL DESCRIPTION

That certain parcel of land more particularly described as follows:

Beginning at a point in the southeasterly side line of Sidney Street, measuring 100 feet northeasterly from the northeasterly side line of a private way known as Merriam Street;

Thence running southeasterly on a line parallel with said northeasterly side line of Merriam Street 268.95 feet to a stone bound;

Thence turning and running in a straight line nearly easterly 129.15 feet to a stone bound at an angle in the northerly side line of Waverly Street, said stone bound being distant measured on the northwesterly side line of said Waverly Street 202.22 feet more or less northeasterly from the northeasterly side line of Merriam Street;

Thence running in a northeasterly direction by northerly side line of Waverly Street 165.20 feet, more or less, to land now or formerly of Simplex Wire and cable Company or others;

Thence turning and running northwesterly by said adjoining land of Simplex Wire and cable Company or others 74.28 feet to an angle;

Thence continuing by said adjoining land 76.17 feet;

Thence turning and running northeasterly by said adjoining land of others 7.5 feet;

Thence turning and running northwesterly by said adjoining land of others 233.16 feet to the southeasterly side line of Sidney Street;

Thence turning and running southwesterly by said southeasterly side line of Sidney Street 154.44 feet more or less to an angle in said side line of Sidney Street;

Thence continuing southwesterly by said line of Sidney Street 116.86 feet to the point of beginning.

EXHIBIT 3

LANDLORD’S WORK

Landlord shall cause (a) all building, mechanical, electrical and plumbing systems to be in good operating condition and repair (except to the extent such systems are impacted by Tenant’s Work); (b) all laboratory areas to be decontaminated and appropriately decommissioned.

Landlord shall deliver the Premises to Tenant in broom clean condition.

1

EXHIBIT 4

FORM OF LANDLORD’S WAIVER

              , a                               with an address of                               (the “Landlord”), being the owner of certain premises commonly known as                (the “Premises”), which Premises the Landlord has leased to               , a                              , having a business address at                (the “Tenant”) under the Lease of the Premises dated as of                (as the same may be amended from time to time, including any renewal, extension or substitution thereof) (the “Lease”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Landlord, does hereby:

1.             Acknowledge that the Landlord has been advised that the Tenant has granted or will grant to                with an address of                                                                                         (the “Secured Party”) security interests in inventory, equipment, removable trade fixtures and/or certain personal property now owned or hereafter acquired by the Tenant (the “Collateral”), all as more fully described, or to be more fully described, in a Security Agreement from Tenant to the Secured Party (as the same may be entered into and amended from time to time, the “Security Agreement”).

2.             Waive, relinquish and release, solely during the term of the Security Agreement, any and all rights of distraint, attachment, lien, levy or execution against or upon the Collateral for any rent or other sums now or hereafter due the Landlord under the Lease or otherwise, and all claims and demands of every kind and nature against the Collateral.

3.             Acknowledge that the Collateral:  (a) shall be and remain personal property, notwithstanding the manner of their annexation to the Premises, their adaptability to the uses and purposes for which the Premises are used and the intention of the party making the annexation; and (b) shall not become fixtures.

4.             Agree, both before and after the termination of the Lease, upon reasonable written notice to Landlord, to provide the Secured Party with access to the Premises to effect the removal or sale of the Collateral, and the Secured Party hereby agrees (i) to remove or sell said Collateral, if at all, within thirty (30) days after entry upon the Premises; (ii) to repair any damage caused by such removal or sale; (iii) to indemnify and hold Landlord harmless from and against any loss, claim, damage or liability (including without limitation reasonable legal fees) occasioned by any such damage or the Secured Party’s failure to so repair the same; and (iv) to be responsible to the Landlord for per diem rent and other charges accruing under the Lease during the period of such removal or sale if not paid by Tenant, unless and until the Secured Party advises Landlord that access is no longer required.

The waivers and consents herein granted shall continue until all obligations of Tenant to Secured Party in the Security Agreement have been paid in full and/or fully performed.  Secured Party hereby agrees to give Landlord written notice at the address above or such other address, indicated by Landlord in writing to Secured Party, when all obligations under the Security Agreement have been performed in full.

Tenant shall cause Secured Party to provide Landlord with simultaneous notices of default under the Security Agreement or shall provide Landlord with copies of any default notice received from Secured Party within two (2) business days after receipt thereof.

[SIGNATURES ON FOLLOWING PAGE]

1

IN WITNESS WHEREOF, the Landlord has executed this Landlord’s Consent and Waiver as of the         day of             ,         .

Landlord:

By:
Name:
Title:

Agreed:
[Insert Secured Party’s Name]

By:
Name:
Title:

[Insert Tenant’s Name]

By:
Name:
Title:

2

EXHIBIT 5

RULES AND REGULATIONS

1.                                      Lessees and their employees, shall not in any way obstruct the sidewalks and at no time shall lessees permit their employees to loiter on or about the Land.

2.                                      Subject to the Permitted Use, no animals, except Seeing Eye dogs, shall be brought into or kept in, on or about the Premises.

3.                                      The restroom fixtures shall be used only for the purpose for which they were constructed and no rubbish, ashes, or other substances of any kind shall be thrown into them.  Lessee will bear the expense of any damage resulting from misuse.

4.                                      Lessee shall not place any additional lock or locks on any exterior door in the Premises or Building without Lessor’s prior written consent.  A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Lessor to Lessee at the cost of Lessee, and Lessee shall not have any duplicate keys made.  All keys shall be returned to Lessor at the expiration or earlier termination of this Lease.

5.                                      Lessor reserves the right to exclude or expel from the Building any persons who, in the judgment of Lessor, is intoxicated under the influence of liquor or drugs.

6.                                      Lessees shall not perform improvements or alterations within the Building or their premises, if the work has the potential of disturbing the fireproofing which has been applied on the surfaces of structural steel members, without the prior written consent of Lessor.

7.                                      Lessees shall engage a termite and pest extermination service to control termites and pests in the Premises.

8.                                      Lessees shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Lessor, taking into consideration the overall electrical system and the present and future requirements therefor in the Building.  Lessees shall not furnish any cooling or heating to the Premises, including, without limitation, the use of any electronic or gas heating devices, without Lessor’s prior written consent.

9.                                      Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Lessor for such purposes.

10.                               Lessor may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents, provided that Lessee shall have access to the Building 24 hours per day, 7 days a week.  Lessee, lessee’s agents, employees, contractors, guests and invitees shall comply with Lessor’s reasonable requirements relative thereto.

11.                               Canvassing, soliciting, and peddling in or about the Building is prohibited.  Lessees shall cooperate and use best efforts to prevent the same.

12.                               At no time shall Lessees permit or shall lessee’s agents, employees, contractors, guests, or invitees smoke in any area of the Building.

1

EXHIBIT 6

TENANT’S HAZARDOUS MATERIALS

1

May 20, 2008

Acceleron Pharma, Inc.

128 Sidney Street

Cambridge, MA 02139

Chemicals anticipated to be used at 128 Sidney Street:

•                  Acetonitrile (1 gal)

•                  Acetone (1 gal)

•                  2-propanol (1 gal)

•                  Methanol (2 gal)

•                  Ethanol (proof ethanol and diluted ethanol) (1000 L)

•                  Sodium hydroxide (25 gal)

•                  Tris (1000 L)

•                  Glycine (1000 L)

•                  Tris Buffered Saline (1000 L)

•                  SporKlenz (48 gal)

•                  Bleach (40 gal)

•                  Cedex detergent (1 gal)

•                  Dimethyl sulfoxide (1 gal)

•                  Tris EDTA solution (1 gal)

•                  Copper (II) sulfate (1 L)

•                  Silver nitrate solution (1 L)

•                  Sulfuric acid (2 L)

•                  Trichloroacetic acid (5 L)

•                  Citric acid (1 L)

•                  Formaldehyde (200 mL)

•                  Glutaraldehyde (200 mL)

2

EXHIBIT 6A
LIST OF ENVIRONMENTAL REPORTS

1.                                      Release Notification Form and Immediate Response Action (“IRA”) Transmittal Form, dated November 28, 2006 (dated stamped received by DEP 11/30/2006), prepared by McPhail Associates, Inc. (“McPhail”);

2.                                      IRA Plan, 128 Sidney Street, Cambridge, Massachusetts (RTN 3-26271), dated November 30, 2006, prepared by McPhail;

3.                                      IRA Status Report, 128 Sidney Street, Cambridge, Massachusetts (RTN 3-26271), dated February 5, 2007, prepared by McPhail;

4.                                      IRA Status Report No. 2, 128 Sidney Street, Cambridge, Massachusetts (RTN 3-26271), dated July 31, 2007, prepared by McPhail;

5.                                      Phase I Report and Tier Classification Submittal, 128 Sidney Street, Cambridge, Massachusetts (RTN 3-26271), dated October 9, 2007, prepared by McPhail;

6.                                      IRA Status Report No. 3,128 Sidney Street, Cambridge, Massachusetts (RTN 3-26271), dated February 1, 2008, prepared by McPhail; and

7.                                      Phase II Scope of Work, 128 Sidney Street, Cambridge, Massachusetts (RTN 3-26271), dated February 21, 2008, prepared by McPhail.

1

EXHIBIT 7

FORM OF LETTER OF CREDIT

SVB›Silicon Valley Bank

IRREVOCABLE STANDBY LETTER OF CREDIT NO. *****5171

DATE:    MAY 21,  2008

BENEFICIARY:

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

C/O MIT INVESTMENT MGMT COMPANY

238 MAIN ST, STE 200

CAMBRIDGE, M A 02142

ATTN: STEVEN C. MARSH

APPLICANT:

ACCELERON PHARMA INC

149 SIDNEY STREET

CAMBRIDGE, MA 02139

AMOUNT: US$603,200.00 (U.S. DOLLARS SIX HUNDRED THREE THOUSAND TWO HUNDRED EXACTLY)

EXPIRATION DATE :  MAY 21, 2009

LOCATION:  SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. *****5171 IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS :

1.     THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

WE ARE INFORMED BY APPLICANT THAT THIS STANDBY LETTER OF CREDIT IS ISSUED TO SERVE AS THE SECURITY DEPOSIT FOR A CERTAIN LEASE BY AND BETWEEN BENEFICIARY AS LANDLORD, AND ACCELERON PHARMA INC AS TENANT WITH RESPECT TO CERTAIN PREMISES LOCATED AT 128 SIDNEY STREET, CAMBRIDGE, MA.

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL DRAWS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL

PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. A COPY OF ANY SUCH NOTICE SHALL ALSO BE SENT, IN THE SAME MANNER, TO GOULSTON AND STORRS, 400 ATLANTIC AVE, BOSTON, MA 02110, ATTN : DANIEL D . SULLIVAN. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND DECEMBER 31, 2018 WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT WILL EXPIRE ON THE EARLIER TO OCCUR OF:

1.                                      MAY 21, 2009 (THE CURRENT EXPIRATION AND/OR ANY FUTURE EXPIRATION DATE); OR

2.                                      UPON RECEIPT BY BANK OF THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS IF IRREVOCABLE STANDBY LETTER OF CREDIT NO. *****5171

ANY AND YOUR SIGNED STATEMENT CERTIFYING THAT YOU ARE RETURNING ORIGINAL LETTER OF CREDIT NO. *****5171 AND ALL AMENDMENTS IF ANY FOR CANCELLATION.

THIS LETTER OF CREDIT IS TRANSFERABLE BY THE ISSUING BANK ONE OR MORE TIMES BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN ITS ENTIRETY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (IN THE FORM OF EXHIBIT “B” ATTACHED HERETO). OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM $250.00) WILL BE PAID BY THE APPLICANT. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE-SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL LETTER OF CREDIT TO THE TRANSFEREE.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION OR BY FACSIMILE TRANSMISSION AT: (408) 654-6211 OR (408) 496-2418; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-7120 OR (408) 654-6349, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.

IF THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT NO. *****5171 IS LOST, STOLEN OR DESTROYED, WE WILL ISSUE YOU A “CERTIFIED TRUE COPY” OF THIS STANDBY LETTER OF CREDIT NO. *****5171 (WHICH SHALL BE TREATED BY US AS AN ORIGINAL) UPON OUR RECEIPT OF YOUR INDEMNITY LETTER TO SILICON VALLEY BANK WHICH WILL BE SENT TO YOU UPON OUR RECEIPT OF YOUR WRITTEN REQUEST THAT THIS STANDBY LETTER OF CREDIT NO. *****5171 IS LOST, STOLEN, OR DESTROYED. IF THE ORIGINAL OF THIS

STANDBY LETTER OF CREDIT NO. *****5171 IS MUTILATED, WE WILL ISSUE YOU A REPLACEMENT STANDBY LETTER OF CREDIT WITH THE SAME NUMBER, DATE AND TERMS AS THE ORIGINAL UPON OUR RECEIPT OF THE MUTILATED STANDBY LETTER OF CREDIT.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600.

SILICON VALLEY BANK,

/s/ Authorized Signatory	/s/ Linda Wu
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE
Linda Wu

EXHIBIT “A”

GUIDELINES TO PREPARE THE DRAFT

1.                                      DATE: ISSUANCE DATE OF DRAFT.

2.                                      REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.                                    PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.                                    US$: AMOUNT OF DRAWING IN FIGURES

5.                                    USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.                                    LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.                                    DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.                                    BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.                                    AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR:

ALICE DA LUZ: 408-654-7120

EFRAIN TUVILLA: 408-654-6349

EXHIBIT “B”

Date:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF
	SANTA CLARA, CA 95054	CREDIT NO. ISSUED BY
	ATTN: INTERNATIONAL DIVISION,	SILICON VALLEY BANK, SANTA CLARA
	STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

(BENEFICIARY’S NAME)
We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)
(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)